Exhibit 10.1

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of May 30, 2025
among
REXFORD INDUSTRIAL REALTY, L.P.,
as Borrower,
REXFORD INDUSTRIAL REALTY, INC.,
as Parent,
BANK OF AMERICA, N.A.,
as Administrative Agent
and
an L/C Issuer,
The Other Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and an L/C Issuer,
J.P. MORGAN SECURITIES LLC,
as Sustainability Structuring Agent,
GOLDMAN SACHS BANK USA,
MIZUHO BANK, LTD.,
PNC BANK, NATIONAL ASSOCIATION,
THE BANK OF NOVA SCOTIA,
TRUIST SECURITIES, INC.,
U.S. BANK NATIONAL ASSOCIATION and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
PNC CAPITAL MARKETS LLC,
WELLS FARGO SECURITIES, LLC,
U.S. BANK NATIONAL ASSOCIATION and
TRUIST SECURITIES, INC.
as Joint Lead Arrangers
and

BOFA SECURITIES, INC.
and
JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunners

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V.	Subsidiary Guarantors.		80
	5.01	Subsidiary Guarantors	80
	5.02	Release of Subsidiary Guarantors	80
VI.	Conditions Precedent to Credit Extensions.		80
	6.01	Conditions of Initial Credit Extension	80
	6.02	Conditions to all Credit Extensions	82
VII.	Representations and Warranties		83
	7.01	Existence, Qualification and Power; Compliance with Laws	83
	7.02	Authorization; No Contravention	83
	7.03	Governmental Authorization; Other Consents	83
	7.04	Binding Effect	83
	7.05	Financial Statements; No Material Adverse Effect.	83
	7.06	Litigation	84
	7.07	No Default	84
	7.08	Ownership of Property; Liens	84
	7.09	Environmental Compliance	84
	7.10	Insurance	84
	7.11	Taxes	85
	7.12	ERISA Compliance.	85
	7.13	Subsidiaries; Equity Interests	86
	7.14	Margin Regulations; Investment Company Act.	86
	7.15	Disclosure.	86
	7.16	Compliance with Laws	86
	7.17	Taxpayer Identification Number	87
	7.18	Solvency	87
	7.19	REIT Status	87
	7.20	OFAC	87
	7.21	Anti-Corruption Laws	87
	7.22	Unencumbered Properties	87
	7.23	Affected Financial Institution	87
	7.24	Covered Entities	87
VIII.	Affirmative Covenants		87
	8.01	Financial Statements	87
	8.02	Certificates; Other Information	88
	8.03	Notices	90
	8.04	Payment of Obligations	91
	8.05	Preservation of Existence, Etc	91
	8.06	Maintenance of Properties	91
	8.07	Maintenance of Insurance	91
	8.08	Compliance with Laws	91
	8.09	Books and Records	92
	8.10	Inspection Rights	92
	8.11	Use of Proceeds	92
	8.12	Environmental Matters	92
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	8.13	Keepwell	92
	8.14	REIT Status	93
	8.15	Anti-Corruption Laws; Sanctions	93
IX.	Negative Covenants		93
	9.01	Liens	93
	9.02	Fundamental Changes	94
	9.03	Dispositions	95
	9.04	Restricted Payments	95
	9.05	Change in Nature of Business	96
	9.06	Transactions with Affiliates	96
	9.07	Burdensome Agreements	97
	9.08	Use of Proceeds	97
	9.09	Amendments of Organization Documents	97
	9.10	Accounting Changes	97
	9.11	Sanctions	98
	9.12	Financial Covenants	98
	9.13	ERISA Compliance	98
	9.14	Anti-Corruption Laws	98
X.	Events of Default and Remedies.		99
	10.01	Events of Default	99
	10.02	Remedies Upon Event of Default	101
	10.03	Application of Funds	101
XI.	Administrative Agent.		102
	11.01	Appointment and Authority	102
	11.02	Rights as a Lender	103
	11.03	Exculpatory Provisions	103
	11.04	Reliance by Administrative Agent	104
	11.05	Delegation of Duties	104
	11.06	Resignation of Administrative Agent.	104
	11.07	Non-Reliance on Administrative Agent, Arranger and Other Lenders	106
	11.08	No Other Duties, Etc	107
	11.09	Administrative Agent May File Proofs of Claim	107
	11.10	Guaranty Matters	107
	11.11	Certain ERISA Matters.	108
	11.12	Recovery of Erroneous Payments	109
	11.13	Sustainability Matters	109
XII.	Miscellaneous.		109
	12.01	Amendments, Etc.	109
	12.02	Notices; Effectiveness; Electronic Communication.	111
	12.03	No Waiver; Cumulative Remedies; Enforcement	113
	12.04	Expenses; Indemnity; Damage Waiver.	114
	12.05	Payments Set Aside	116
	12.06	Successors and Assigns.	116
	12.07	Treatment of Certain Information; Confidentiality	121
	12.08	Right of Setoff	122
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12.09	Interest Rate Limitation	123
12.10	Integration; Effectiveness	123
12.11	Survival of Representations and Warranties	123
12.12	Severability	123
12.13	Replacement of Lenders	124
12.14	Governing Law; Jurisdiction; Etc.	125
12.15	Waiver of Jury Trial	126
12.16	No Advisory or Fiduciary Responsibility	126
12.17	Electronic Execution; Electronic Records; Counterparts	127
12.18	USA PATRIOT Act	128
12.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	128
12.20	Restatement of Existing Credit Agreement	128
12.21	Acknowledgment Regarding Any Supported QFCs	128
12.22	Time of the Essence	129
12.23	ENTIRE AGREEMENT	129

SCHEDULES
SCHEDULE 2.01	Commitments and Applicable Percentages
SCHEDULE 2.01(a)	Letter of Credit Commitments
SCHEDULE 7.06	Litigation
SCHEDULE 7.09	Environmental Matters
SCHEDULE 7.13	Subsidiaries; Other Equity Investments; Equity Interests in Borrower
SCHEDULE 12.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS	Form of
EXHIBIT A	Committed Loan Notice
EXHIBIT B-1	Revolving Credit Note
EXHIBIT B-2	Term A-1 Note
EXHIBIT B-3	Term A-2 Note
EXHIBIT C	Compliance Certificate
EXHIBIT D-1	Assignment and Assumption
EXHIBIT D-2	Administrative Questionnaire
EXHIBIT E	Unencumbered Property Report
EXHIBIT F	U.S. Tax Compliance Certificates
EXHIBIT G	Borrower Detail Form
EXHIBIT H	Subsidiary Guaranty
EXHIBIT I	Pricing Certificate
EXHIBIT J	Sustainability Table

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FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of May 30, 2025, among REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Borrower”), REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation (“Parent”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer and the other L/C Issuers from time to time party hereto.
Borrower, Parent, Administrative Agent, Bank of America as the L/C Issuer, and the Lenders (as defined therein) are parties to that certain Fourth Amended and Restated Credit Agreement dated as of May 26, 2022 (as amended, the “Existing Credit Agreement”).
The parties hereto desire to amend and restate the Existing Credit Agreement in its entirety.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
I.DEFINITIONS AND ACCOUNTING TERMS.
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Ground Lease” means each ground lease with respect to any Unencumbered Property executed by a member of the Consolidated Group, as lessee, (a) that has a remaining lease term (including extension or renewal rights) of at least twenty-five (25) years, calculated as of the date such Property becomes an Unencumbered Property, (b) that is in full force and effect, (c) is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld or conditioned by landlord, and (d) pursuant to which (i) no default or terminating event exists thereunder, and (ii) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event thereunder.
“Act” has the meaning specified in Section 12.18.
“Additional Lender” has the meaning specified in Section 2.14(c).
“Adjusted EBITDA” means, as of any date, an amount equal to the product of (a) EBITDA for the Consolidated Group for the last fiscal quarter of the most recently ended Calculation Period, multiplied by (b) four (4); provided that for purposes of this definition, in the case of any acquisition or Disposition of any direct or indirect interest in any Property (including through the acquisition or Disposition of Equity Interests) by the Consolidated Group after the first (1st) day of such fiscal quarter, EBITDA will be adjusted in a manner reasonably acceptable to Administrative Agent (A) in the case of an acquisition, (I) by adding to EBITDA an amount equal to the acquired Property’s actual EBITDA (computed as if such Property was owned by the Consolidated Group for the entire fiscal quarter) generated during the portion of such fiscal quarter that such Property was not owned by the Consolidated Group, and (II) by treating such Property as being owned on the last day of such fiscal quarter, and (B) in the case of a Disposition, (I) by subtracting from EBITDA an amount equal to the actual EBITDA generated by such Property so disposed of during such fiscal quarter (computed as if such Property was Disposed of by the Consolidated Group prior to the first (1st) day of such fiscal quarter) and (II) by treating such Property as not being owned on the last day of such fiscal quarter.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.02, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one (1) or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” has the meaning specified in the introductory paragraphs.
“Applicable Margin” means the following percentages per annum, set forth in the below table:

Pricing Level	Debt Rating	Revolving Credit Facility Fee Rate Applicable Margin	Revolving Credit Facility Term SOFR Rate Loan, Daily SOFR Rate Loan, and Letter of Credit Applicable Margin	Revolving Credit Facility Base Rate Loan Applicable Margin	Term A-1 Facility and Term A-2 Facility Term SOFR Rate Loan and Daily SOFR Rate Loan Applicable Margin	Term A-1 Facility and Term A-2 Facility Base Rate Loan Applicable Margin
1	≥ A-/A3	0.125%	0.725%	0.00%	0.80%	0.00%
2	BBB+/Baa1	0.150%	0.775%	0.00%	0.85%	0.00%
3	BBB/Baa2	0.200%	0.850%	0.00%	0.95%	0.00%
4	BBB-/Baa3	0.250%	1.050%	0.05%	1.20%	0.20%
5	<BBB-/Baa3	0.300%	1.400%	0.40%	1.60%	0.60%

If at any time Parent and/or Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (a) if the difference between such Debt Ratings is one (1) ratings category (e.g., Baa2 by Moody’s and BBB- by S&P or Fitch), the Debt Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (b) if the difference between such Debt Ratings is two (2) ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P) or more, the Debt Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the rating that is one (1) lower than the higher of the applicable Debt Ratings were used. If at any time Parent and/or Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between the highest and the lowest such Debt Ratings is one (1) ratings category (e.g., Baa2 by Moody’s and BBB- by S&P or Fitch), the Debt Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used; and (ii) if the difference between such Debt Ratings is two (2) ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Debt Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used, provided that if such average is not a recognized rating category, then the Debt Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the second highest Debt Rating of the three (3) were used. Notwithstanding the foregoing, if at any time (a) the Leverage Ratio is less than 35.00% (as set forth in the most recent Compliance Certificate delivered pursuant to Section 8.02(a)) and (b) one (1) of Parent’s or Borrower’s Debt Ratings is at least BBB- /Baa3 and the other is not lower than BBB-/Baa3, then Pricing Level 3 shall apply. Notwithstanding the foregoing, if at any time (a) the Leverage Ratio is less than 35.00% (as set forth in the most recent Compliance Certificate delivered pursuant to Section 8.02(a)) and (b) one (1) of Parent’s or Borrower’s Debt Ratings is at least BBB/Baa2 and the other is not lower than BBB-/Baa3, then Pricing Level 2 shall apply. Notwithstanding the foregoing, if at any time (a) the Leverage Ratio is less than 35.00% and (b) one (1) of Parent’s or Borrower’s Debt Ratings is at least BBB+/Baa1 and the other is not lower than BBB/Baa2, then Pricing Level 1 shall apply.
Initially, the Applicable Margin shall be determined based upon the (a) Debt Rating specified in the certificate delivered pursuant to Section 6.01(a)(vii) and (b) the Leverage Ratio specified in the Compliance Certificate delivered pursuant to Section 6.01(a)(viii). Thereafter, each change in the Applicable Margin resulting from a (a) publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Borrower to Administrative Agent of notice thereof pursuant to Section 8.03(f) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change and (b) change in Leverage Ratio shall be effective during the period commencing on the date of delivery by Borrower to Administrative Agent of a Compliance Certificate pursuant to Section 8.02(a) and ending on the date immediately preceding the delivery of the next Compliance Certificate pursuant to Section 8.02(a); provided that if no Compliance Certificate is delivered pursuant to Section 8.02(a), the Leverage Ratio for purposes of calculating the Applicable Margin shall be deemed to be equal to or greater than 35.00%. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
It is hereby understood and agreed that the Applicable Margin with respect to Revolving Credit Loans, Letters of Credit, Term Loans and Revolving Credit Facility Fee Rate shall be adjusted from time to time based upon the Sustainability Rate Adjustment and the Sustainability Facility Fee Adjustment (to be calculated and applied as set forth in Section 2.09(c)); provided that in no event shall the Applicable Margin be less than zero.
“Applicable Percentage” means (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, (b) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment, at such time, as any such Applicable Revolving Credit Percentage for the Revolving Credit Facility may be adjusted as provided in Section 2.16. If the Revolving Credit Commitment of each Lender to make Revolving Credit Loans and the obligation of L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 10.02 or if the Revolving Credit Facility has expired, then the Applicable Percentage of each Revolving Credit Lender shall be determined based on the Applicable Percentage of such Revolving Credit Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to either the Term A-1 Facility, the Term A-2 Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A-1 Loan, Term A-2 Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger/Lender Related Person” has the meaning specified in Section 12.04(d).
“Arrangers” means BofA Securities and JPMCB in their capacities as joint bookrunners and BofA Securities, JPMCB, PNC Capital Markets LLC, Wells Fargo Securities, LLC, U.S. Bank National Association, and Truist Securities, Inc. in their capacities as joint lead arrangers. “Arranger” means any one (1) of the Arrangers.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.
“Attributable Indebtedness” means, on any date, without duplication, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended December 31, 2024, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year of the Consolidated Group, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date with respect to the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of L/C Issuers to make L/C Credit Extensions pursuant to Section 10.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day, a fluctuating rate per annum equal to the highest of: (a) the Federal Funds Rate for such day, plus one-half of one percent (0.50%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” for such day, (c) Term SOFR with an Interest Period of one month for such day plus one percent (1.00%) and (d) one percent (1.00%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“BHC Act Affiliate” has the meaning specified in Section 12.21(b).
“BofA Securities” means BofA Securities, Inc.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Detail Form” means Borrower’s detail form provided in the form attached hereto as Exhibit G.

“Borrower Materials” has the meaning specified in Section 8.02.
“Borrower’s Instruction Certificate” means that certain Borrower’s Instruction Certificate most recently delivered to Administrative Agent.
“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require, consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period, in each case made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located.
“Calculation Period” means, as of any date, the most recent four (4) fiscal quarter period ending on or prior to such date for which financial statements have been delivered or were required to be delivered pursuant to Section 8.01(a) or Section 8.01(b).
“Capitalization Rate” means five and one half of one percent (5.50%).
“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one (1) or more of L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if Administrative Agent and L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation (including Regulation D of the Board of Governors of the Federal Reserve System) or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)    the passage of thirty (30) days from the date upon which any Person or two (2) or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement (excluding any contract or arrangement which, by its terms, requires as a condition to the closing of such transaction that the Obligations under this Agreement (other than Unmatured Surviving Obligations) be refinanced or paid in full) that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent, or control over the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing twenty-five percent (25%) or more of the combined voting power of such securities; or
(d)    Parent shall cease to be the sole general partner of Borrower; or
(e)    Parent shall cease to own, directly or indirectly, at least fifty percent (50%) of the issued and outstanding Equity Interests of Borrower.
“Closing Date” means the first (1st) date all the conditions precedent in Section 6.01 are satisfied or waived in accordance with Section 12.01.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means a Revolving Credit Commitment, a Term A-1 Commitment or a Term A-2 Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term A-1 Borrowing, (b) a Term A-2 Borrowing, (c) a Revolving Credit Borrowing, (d) a conversion of Loans from one (1) Type to the other, or (e) a continuation of Term SOFR Rate Loans, which shall be substantially in the form of Exhibit A or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.) and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR, or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of Administrative Agent (after consultation with Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Group” means the Loan Parties and their consolidated Subsidiaries, as determined in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” has the meaning specified in Section 12.21(b).
“Covered Party” has the meaning specified in Section 12.21(a).
“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.
“Credit Party” has the meaning specified in Section 11.12.
“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.
“Daily Simple SOFR” means, with respect to any applicable determination date, (a) the SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such day is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate so published on the fifth (5th) U.S. Government Securities Business Day preceding the first (1st) U.S. Government Securities Business Day immediately prior thereto; plus (b) the SOFR Adjustment. If Daily Simple SOFR as so determined would be less than zero (0), such rate shall be deemed to be zero (0) for purposes of the Loans and Loan Documents.
“Daily SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Daily Simple SOFR.
“Debt Rating” means the long-term unsecured senior, non-credit enhanced debt rating of Parent or Borrower by S&P, Moody’s or Fitch.
“Debt Reserve” means the amount of Unrestricted Cash as of the applicable date of determination in excess of $25,000,000 to the extent available for the repayment of an equivalent amount of Total Indebtedness that matures within twenty-four (24) months after such date of determination.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) two percent (2%) per annum; provided, however, that with respect to the principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Letters of Credit plus two percent (2%) per annum.
“Default Right” has the meaning specified in Section 12.21(b).
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one (1) or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting

Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one (1) or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, each L/C Issuer and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a real estate lease entered into in the ordinary course of business as part of Property leasing operations) or other disposition (in one (1) transaction or a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning specified in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two (2) or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
“EBITDA” means, for the Consolidated Group, for any period, an amount (without duplication) equal to (a) Net Income of the Consolidated Group for such period, in each case, excluding (i) any non-recurring or extraordinary gains and losses for such period (including, without limitation, gains and losses on Dispositions not made in the ordinary course of business), (ii) any income or gain and any loss or expense in each case resulting from early extinguishment of Indebtedness, (iii) any income or gain or any expense or loss resulting from a Swap Contract (including by virtue of a termination thereof), (iv) gains or losses from sales of previously depreciated assets, (v) any transaction costs of acquisitions, dispositions, capital markets offering, debt and equity financing and amendments thereto not permitted to be capitalized pursuant to GAAP, (vi) non-cash compensation costs for such period, (vii) non-recurring integration costs and expenses resulting from operational changes and improvements (including, without limitation, severance costs and business optimization expenses), (viii) expenses and losses from fluctuations in foreign exchange rates and (ix) non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with any merger or acquisition) and underwriters’ fees, and severance and retention payments in connection with any merger or acquisition, in each case for such period, less extraordinary gains and cash payments (not otherwise deducted in determining net income) made during such period with respect to non-cash charges that were added back in a prior period, plus (b) an amount which, in the determination of Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with (i) Interest Expense (including, without limitation, amortization of deferred financing costs, to the extent included in the determination of Interest Expense per GAAP), (ii) income taxes, (iii) depreciation and amortization, (iv) amounts deducted as a result of the application of FAS 141, (v) non-cash losses and expenses, and (vi) adjustments as a result of the straight lining of rents, all as determined in accordance with GAAP, plus (c) without duplication of amounts included in clauses (a) and (b) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a) and (b) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate, minus (d) all cash payments made during such period on account of non-cash losses and expenses added to EBITDA pursuant to clause (b)(v) above in a previous period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 12.17.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).
“Eligible Unencumbered Property” means, as of any date, each Property that meets the following criteria:
(a)    such property is primarily an industrial, light manufacturing, mixed or flex property;
(b)    such Property is located within the United States;
(c)    such Property is Wholly-Owned by Borrower or a Subsidiary of Borrower in fee simple or leased pursuant to an Acceptable Ground Lease;

(d)    if such Property is owned by a Subsidiary of Borrower that is not a Wholly-Owned Subsidiary, then (i) Borrower owns, directly or indirectly, at least ninety percent (90%) of the issued and outstanding Equity Interests of such Subsidiary, free and clear of any Liens (other than Permitted Liens), and (ii) such Subsidiary is Controlled (including control over operating activities of such Subsidiary and the ability of such Subsidiary to Dispose of, grant Liens in, or otherwise encumber assets, incur, repay and prepay Indebtedness, provide Guarantees and make Restricted Payments, in each case without any requirement for the consent of any other Person) exclusively by Borrower and/or one (1) or more Subsidiaries of Borrower that are either Wholly-Owned Subsidiaries or Subsidiaries that satisfy the requirements of this clause (d);
(e)    neither such Property nor any direct or indirect Equity Interests held by a member of the Consolidated Group in any Subsidiary that owns such Property is encumbered by or subject to any Lien, springing or contingent Lien, or Negative Pledge (other than Permitted Liens);
(f)    if such Property is owned by a Subsidiary, then neither such Subsidiary nor any direct or indirect Subsidiaries of Parent that are holders of Equity Interests in such Subsidiary may incur, Guarantee, or otherwise be liable for any Indebtedness (other than Indebtedness that is permitted under this Agreement and such Subsidiary has become a Subsidiary Guarantor pursuant to Article V);
(g)    except for restrictions set forth herein, in the Tax Matters Agreement, and in any future tax sharing agreement containing substantially the same restrictions as are set forth in the Tax Matters Agreement, Borrower or the applicable Subsidiary that owns such Property has the right to (i) Dispose of such Property, and (ii) create a Lien on such Property as security for Indebtedness of Borrower or such Subsidiary without the need to obtain any unfettered or entirely discretionary consent or approval by any Person;
(h)    such Property is not unimproved land or property under development; and
(i)    such Property is substantially free of all structural defects or major architectural deficiencies, title defects, material environmental conditions which are not being mitigated in accordance with applicable Law or present a material risk of economic impairment or liability beyond customary levels of environmental impact typically encountered with improved real property used for industrial or light manufacturing purposes, or other adverse matters that would materially impair the value of such Property.
“Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time threatened in writing, instituted, or completed pursuant to any applicable Environmental Law against any member of the Consolidated Group or against or with respect to any Property or any condition, use, or activity on any Property (including any such action against Administrative Agent or any Lender), and any claim at any time threatened in writing or made by any Person against any member of the Consolidated Group or against or with respect to any Property or any condition, use, or activity on any Property (including any such claim against Administrative Agent or any Lender), relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“Environmental Liability” means, with respect to any member of the Consolidated Group, any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of such member of the Consolidated Group resulting from (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed on any member of the Consolidated Group with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, however, that Equity Interest will not include any Permitted Convertible Indebtedness.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) by any Loan Party or any ERISA Affiliate from a Multiemployer Plan if any Loan Party has any potential liability therefor or receipt of notification that a Multiemployer Plan is in reorganization pursuant to Section 4241 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan or Multiemployer Plan or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, as applicable; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 10.01.
“Excluded Swap Obligations” means with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to Section 8.13 and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.06(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or 3.01(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning specified in the introductory paragraphs.
“Facility” means either the Revolving Credit Facility, the Term A-1 Facility or the Term A-2 Facility, as context may require.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero (0), such rate shall be deemed to be zero (0) for purposes of this Agreement.
“Fee Letters” means any fee letter among Borrower, Parent, and either (a) Administrative Agent or (b) any Arranger.
“First Extended Revolving Maturity Date” means November 30, 2029.
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Fixed Charges” means, for the Consolidated Group, on a consolidated basis, for any period, the sum (without duplication) of (a) Interest Expense required to be paid in cash during such period, plus (b) scheduled principal payments on account of Indebtedness of the Consolidated Group (excluding any balloon payments on any Indebtedness, but only to the extent that the amount of such balloon payment is greater than the scheduled principal payment immediately preceding such balloon payment), plus (c) Restricted Payments paid in cash (other than to a member of the Consolidated Group) with respect to preferred Equity Interests of any member of the Consolidated Group, plus (d) the amounts described in clauses (a) and (b) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate, all for such period; provided that Fixed Charges for any such period shall be adjusted on a pro forma basis in a manner reasonably acceptable to Administrative Agent to reflect any Indebtedness incurred, assumed, repaid, retired or defeased, as the case may be, in connection with the acquisition or Disposition of any direct or indirect interest in any Property (including through the acquisition or Disposition of Equity Interests) by the Consolidated Group during such period as though such Indebtedness was incurred, assumed, repaid, retired or defeased, as the case may be, on the first (1st) day of such period.
“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or

such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 4.01.
“Guaranties” means each Subsidiary Guaranty, if any, and the Guaranty given by Parent pursuant to Article IV, and “Guaranty” means any one (1) of the Guaranties.
“Guarantors” means, collectively, (a) Parent, (b) the Subsidiary Guarantors, if any, and (c) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, Borrower; and “Guarantor” means any one (1) of the Guarantors.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Immaterial Subsidiaries” means one (1) or more Subsidiaries of Parent (other than any Subsidiary Guarantor) whose assets that are used in the calculation of Total Asset Value do not exceed (a) two percent (2%) of Total Asset Value for any one (1) Subsidiary or (b) five percent (5%) of Total

Asset Value in the aggregate for all such Subsidiaries, and “Immaterial Subsidiary” means any one (1) of the Immaterial Subsidiaries.
“Increase Effective Date” has the meaning specified in Section 2.14(d).
“Indebtedness” means, for any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent such instruments or agreements support financial, rather than performance, obligations;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations to pay the deferred purchase price of property or services (other than (i) trade payables that are not past due for more than sixty (60) days unless they are being contested in good faith and (ii) any purchase price adjustment or earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, provided, however, that preferred Equity Interests shall not be included as Indebtedness unless such Equity Interests are required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer (without duplication of any other Indebtedness, including intercompany Indebtedness), unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be determined in accordance with GAAP. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding anything to the contrary in this definition, no Permitted Warrant Transaction will constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 12.04(b).
“Information” has the meaning specified in Section 12.07.
“Initial Revolving Maturity Date” means May 30, 2029.
“Interest Expense” means, for the Consolidated Group, on a consolidated basis, for any period, without duplication, total interest expense determined in accordance with GAAP (including for the avoidance of doubt capitalized interest and interest expense attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates) for such period.
“Interest Payment Date” means (a) as to any Daily SOFR Rate Loan or Base Rate Loan, the first (1st) Business Day of each calendar month and the Maturity Date with respect to the applicable Facility and (b) as to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Term SOFR Rate Loan and the Maturity Date with respect to the applicable Facility; provided, however, that if any Interest Period for a Term SOFR Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Rate Loan, the period commencing on the date such Term SOFR Rate Loan is disbursed or converted to or continued as a Term SOFR Rate Loan and ending on the date one (1) month, three (3) months or six (6) months thereafter, subject to availability, as selected by Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Term SOFR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one (1) transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by L/C Issuer and Borrower (or any Subsidiary) or in favor of L/C Issuer and relating to such Letter of Credit.
“JPMCB” means JPMorgan Chase Bank, N.A.
“KPI Applicable Margin Adjustment Amount” means the LEED KPI Applicable Margin Adjustment Amount together with the Solar KPI Applicable Margin Adjustment Amount, but not to exceed four basis points (whether positive or negative).
“KPI Facility Fee Adjustment Amount” means the LEED KPI Facility Fee Adjustment Amount together with the Solar KPI Facility Fee Adjustment Amount, but not to exceed one basis point (whether positive or negative).
“KPIs” means, the LEED KPI and the Solar KPI.
“KPI Targets” means, with respect to any calendar year, the KPI Target for the relevant KPI for such calendar year as set forth in the Sustainability Table.
“KPI Thresholds” means, with respect to any calendar year, the KPI Threshold for the relevant KPI for such calendar year as set forth in the Sustainability Table.
“KPI Metrics Report” means an annual report (it being understood that this annual report may, but is not required to, take the form of the annual Sustainability Report) whereby the KPIs are assured, verified or audited by the Sustainability Assurance Provider.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01(a), or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Closing Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and Borrower, and notified to Administrative Agent.

“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means each of Bank of America and JPMCB and each other Lender (if any) as Borrower may from time to time select as an L/C Issuer hereunder pursuant to Section 2.03 and any successor issuer of Letters of Credit hereunder (it being understood that any additional or successor L/C Issuer shall have agreed to become an L/C Issuer hereunder), each in its capacity as issuer of Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. The L/C Obligations of any Revolving Credit Lender at any time shall be its Applicable Revolving Credit Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of Borrower and each Revolving Credit Lender shall remain in full force and effect until L/C Issuers and the Revolving Credit Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LEED Certified” means, for any property, the attainment, or reasonably expected attainment, of a Leadership in Energy and Environmental Design building certification in any of the four certification levels (Certified, Silver, Gold or Platinum) for such property from the U.S. Green Building Council (or if the U.S. Green Building Council is no longer issuing such certifications, “LEED Certified” shall mean the issuance of a comparable alternative building certification, including but not limited to future U.S. Green Building Council certifications, a Building Research Establishment Environmental Assessment Method (BREEAM) certification, Green Globes certification or a similar certification reasonably satisfactory to Borrower and Administrative Agent).
“LEED KPI” means, as to any calendar year, the aggregate square footage of LEED Certified properties in such calendar year. LEED KPI thresholds and targets are cumulative, including of the baseline. For purposes of calculating the KPI, the certified square footage of all properties held during the calendar year, including those that have been sold or otherwise disposed of or acquired by Borrower or its Subsidiaries, in each case, in such calendar year, shall be included in the calculation of the KPI.

“LEED KPI Applicable Margin Adjustment Amount” means, with respect to any calendar year covered in a Pricing Certificate, (a) plus four basis points (+0.04%), if the KPI for such period as set forth in the KPI Metrics Report is less than the KPI Threshold for such period, (b) zero basis points (0.000%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Threshold for such period but less than the KPI Target for such period, and (c) negative four basis points (-0.04%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Target for such period.
“LEED KPI Facility Fee Adjustment Amount” means, with respect to the LEED KPI for any calendar year covered in a Pricing Certificate, (a) plus one basis point (+0.01%), if the KPI for such period as set forth in the KPI Metrics Report is less than the KPI Threshold for such period, (b) zero basis points (0.000%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Threshold for such period but less than the KPI Target for such period, and (c) negative one basis point (-0.01%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Target for such period.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lender Parties” means, collectively, the Arrangers, the Lenders and the L/C Issuers.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is one (1) year after the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(j).
“Letter of Credit Sublimit” means, on any date, an amount equal to the greater of (a) $20,000,000 and (b) ten percent (10%) of the Revolving Credit Facility on such date. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage Ratio” means, as of any date, the ratio of (a) Total Indebtedness less the Debt Reserve to (b) Total Asset Value.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to any Property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to Borrower under Article II in the form of a Term A-1 Loan, a Term A-2 Loan or a Revolving Credit Loan.
“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, each Subsidiary Guaranty (if any), the Fee Letters, and any amendments, modifications, supplements hereto or to any other Loan Document or waivers hereof.
“Loan Parties” means, collectively, Borrower, Parent, and each Subsidiary that owns an Unencumbered Property, and “Loan Party” means any one (1) of the Loan Parties.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole; (b) a material adverse effect on the rights and remedies of Administrative Agent or any Lender under any Loan Documents, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Credit Facility” means any agreement creating or evidencing Indebtedness for borrowed money (excluding any Non-Recourse Debt) by any member of the Consolidated Group or in respect of which any member of the Consolidated Group is an obligor or otherwise provides a Guarantee or other credit support (other than a guaranty of Customary Recourse Exceptions), in a principal amount outstanding or available for borrowing equal to or greater than $150,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
“Maturity Date” means (a) with respect to the Revolving Credit Facility, (i) if the Initial Revolving Maturity Date is not extended to the First Extended Revolving Maturity Date pursuant to Section 2.13, then the Initial Revolving Maturity Date, (ii) if the Initial Revolving Maturity Date is extended to the First Extended Revolving Maturity Date pursuant to Section 2.13, then the First Extended Revolving Maturity Date, and (iii) if the First Extended Revolving Maturity Date is extended to the Second Extended Revolving Maturity Date pursuant to Section 2.13, then the Second Extended Revolving Maturity Date, (b) with respect to the Term A-1 Facility, May 26, 2027, and (c) with respect to the Term A-2 Facility, May 30, 2030; provided, however, that in each case, if such date is not a Business Day, then the Maturity Date shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to one hundred percent (100%) of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount equal to one hundred three percent (103%) of the Outstanding Amount of all L/C Obligations.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Negative Pledge” means a provision of any agreement (other than this Agreement and any agreement in favor of the holders of Indebtedness that is pari passu with the Obligations that only prohibits creation of a Lien on Unencumbered Properties on terms no more onerous in any material respect than those set forth in this Agreement) that prohibits the creation of any Lien on any assets of a Person; provided, however, that the following shall not constitute a “Negative Pledge” for purposes of this Agreement: (a) an agreement that establishes a maximum ratio of Unsecured Debt to unencumbered assets, or of Secured Debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one (1) or more specified ratios or financial tests that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets; and (b) any requirement for the grant in favor of the holders of any Unsecured Debt of an equal and ratable Lien in connection with a pledge of any property or asset to secure the Obligations.
“Net Income” means the net income (or loss) of the Consolidated Group for any period; provided, however, that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of Parent during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or law applicable to such Subsidiary during such period, except that Parent’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of Parent, except that Parent’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Parent or a Subsidiary thereof as a Restricted Payment (and in the case of a Restricted Payment to a Subsidiary of Parent, such Subsidiary is not precluded from further distributing such amount to Parent as described in clause (b) of this proviso).
“Net Operating Income” means, for any Property for any period, an amount equal to (a) the aggregate gross revenues from the operations of such Property during such period from tenants that were in occupancy and paying rent during such period, minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Property during such period (including accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization, capital expenditures and expenses and other non-cash expenses), and (ii) an amount equal to actual management fees paid in cash, which expenses and accruals shall be calculated in accordance with GAAP.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.01 and (b) has been approved by the Required Lenders, the Required Term A-1 Lenders, the Required Term A-2 Lenders or the Required Revolving Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Non-Recourse Debt” means, for any Person, any Indebtedness of such Person in which recourse of the applicable holder of such Indebtedness for non-payment is limited to such holder’s Liens on a particular asset or group of assets (other than for Customary Recourse Exceptions).
“Note” means a Revolving Credit Note, a Term A-1 Note or a Term A-2 Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that all references to “Obligations” in the Guaranties, and any other Guarantees, security agreement, or pledge agreements delivered to Administrative Agent to Guarantee, or create or evidence Liens securing, the Obligations shall, in addition to the foregoing, include all present and future indebtedness, liabilities, and obligations now or hereafter arising from, by virtue of, or pursuant to any Swap Contract that relates solely to the Obligations owed to any Person who was Administrative Agent, a Lender or an Affiliate of Administrative Agent or a Lender at the time such Swap Contract was entered into, excluding in each case Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Term Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.
“Parent” has the meaning specified in the introductory paragraph hereto.
“Pari Passu Facility” means any Indebtedness in a principal amount equal to or greater than $100,000,000 of any member of the Consolidated Group that, prior to becoming Secured Debt, was included in Total Unsecured Debt for purposes of calculating the covenants set forth in Section 9.12(d) and Section 9.12(e), and any modifications, amendments, renewals, extensions, or restructurings of any such Indebtedness.
“Participant” has the meaning specified in Section 12.06(d).
“Participant Register” has the meaning specified in Section 12.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiple Employer Plan but not a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Parent’s common stock purchased by Parent or any of its Subsidiaries in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent or its Subsidiaries from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Parent or its Subsidiaries from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” means all Permitted Convertible Notes and Permitted Convertible Note Guarantees.

“Permitted Convertible Note Guarantees” means Unsecured Debt of any member of the Consolidated Group that is permitted to be incurred under the Loan Documents and is in the form of Guarantees of Permitted Convertible Notes of another member of the Consolidated Group.
“Permitted Convertible Notes” means Unsecured Debt of any member of the Consolidated Group that is permitted to be incurred under the Loan Documents and is either (a) convertible into, or exchangeable for, common stock or other common equity interests of Parent (and cash in lieu of any fractional share of common stock or other common equity interest) and/or, at the option of the issuer of such Unsecured Debt, cash (in an amount determined by reference to the price of such common stock or other common equity interest), or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock or other common equity interests of Parent and/or, at the option of the issuer of such Unsecured Debt, cash (in an amount determined by reference to the price of such common stock or other common equity interest). For purposes of this definition, upon any recapitalization, business combination event or other event that causes such common stock or common equity interest to be exchanged for, or to represent solely the right to receive, other securities, cash, or other assets, references to “common stock” and “common equity” will in the preceding sentence will be deemed to refer to such other securities, cash, or other assets.
“Permitted Liens” means Liens permitted by Section 9.01.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) Parent’s common stock sold by Parent or its Subsidiaries substantially concurrently with any purchase by Parent of its Subsidiaries of a related Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), other than a Multiemployer Plan, maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Plan Assets” means the assets of an “employee benefit plan,” as defined in Section 3(3) of ERISA that is covered by Title I of ERISA or any “plan” defined in Section 4975(e) of the Code, as described in the Plan Assets Regulation.
“Plan Assets Regulation” means 29 C.F.R. Section 2510.3-101, et seq., as modified by Section 3(42) of ERISA.
“Platform” has the meaning specified in Section 8.02.
“Pricing Certificate” means a certificate substantially in the form of Exhibit I, executed by a Responsible Officer of Borrower and attaching (a) true and correct copies, in all material respects, of the KPI Metrics Report for the most recently ended calendar year and setting forth the Sustainability Rate Adjustment and the Sustainability Facility Fee Adjustment, in each case for the period covered thereby and computations in reasonable detail in respect thereof and (b) a review report of the Sustainability Assurance Provider confirming that the Sustainability Assurance Provider is not aware of any modifications that should be made to such computations.

“Pricing Certificate Inaccuracy” has the meaning specified in Section 2.09(c)(iv).
“Properties” means real estate properties owned by any member of the Consolidated Group, and “Property” means any one (1) of the Properties.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 8.02.
“QFC” has the meaning specified in Section 12.21(b).
“Recipient” means Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Debt” means, for any Person, Indebtedness of such Person that is not Non-Recourse Debt; provided that Indebtedness of a single-purpose entity which is secured by substantially all of the assets of such single-purpose entity but for which there is no recourse to another member of the Consolidated Group (other than with respect to Customary Recourse Exceptions) shall not be considered Recourse Debt even if such Indebtedness is fully recourse to such single-purpose entity and unsecured Guarantees with respect to Customary Recourse Exceptions provided by a member of the Consolidated Group of mortgage loans to Subsidiaries or Unconsolidated Affiliates shall not be Recourse Debt as long as no demand for payment or performance thereof has been made.
“Register” has the meaning specified in Section 12.06(c).
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulatory Authority” has the meaning specified in Section 12.07.
“REIT” means any Person that qualifies as a “real estate investment trust” under Sections 856 through 860 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans or Term Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a request made pursuant to Section 2.03(b), including a request in the form of a Letter of Credit Application.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable L/C Issuer in making such determination.
“Required Revolving Lenders” means, at any time, Revolving Credit Lenders having aggregate Revolving Credit Exposures representing more than fifty percent (50%) of the total Revolving Credit Exposures of all Revolving Credit Lenders. The Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable L/C Issuer in making such determination.
“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than fifty percent (50%) of the Term A-1 Facility on such date. The portion of the Term A-1 Facility held by any Defaulting Lender shall be disregarded in determining Required Term A-1 Lenders at any time.
“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders holding more than fifty percent (50%) of the Term A-2 Facility on such date. The portion of the Term A-2 Facility held by any Defaulting Lender shall be disregarded in determining Required Term A-2 Lenders at any time.
“Rescindable Amount” has the meaning specified in Section 2.11(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 11.06.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means: (a) the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, general counsel or controller of a Loan Party; (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 6.01, the secretary or any assistant secretary of a Loan Party or any entity authorized to act on behalf of such Loan Party; and (c) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and Administrative Agent, in each case with respect to clauses (a) and (c), as listed in the Borrower’s Instruction Certificate or Borrower Detail Form, as applicable, most recently delivered to Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party and, for the avoidance of doubt, any certification, representation or other action shall be in such Responsible Officer’s capacity as such and not in any individual capacity.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to Borrower pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one (1) time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender, the sum of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of (a) the unused portion of the Revolving Credit Facility at such time and (b) the Total Revolving Credit Outstandings at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Facility Fee Rate” has the meaning specified in Section 2.08(a).
“Revolving Credit Lender” means (a) at any time prior to the last day of the Availability Period in respect of the Revolving Credit Facility, any Lender that has a Revolving Credit Commitment at such time and (b) at any time thereafter, any Lender that holds Revolving Credit Loans at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(c).
“Revolving Credit Note” means a promissory note made by Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B-1.
“Revolving Extension Date” has the meaning specified in Section 2.13(b).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Extended Revolving Maturity Date” means May 30, 2030.
“Secured Debt” means, for any Person as of any date, Indebtedness of such Person that is secured by a Lien.

“Secured Debt Reserve” means the amount of Unrestricted Cash as of the applicable date of determination in excess of $25,000,000 to the extent available for the repayment of an equivalent amount of Total Secured Debt that matures within twenty-four (24) months after such date of determination, and without duplication of the application of the Unsecured Debt Reserve.
“Significant Acquisition” means the acquisition of one (1) or more Properties or portfolios of Properties or operating businesses (a) in a single transaction for a purchase price of not less than ten percent (10%) of Total Asset Value as of the last day of the then most-recently ended Calculation Period, or (b) in two (2) transactions closed within a thirty (30) consecutive day period for an aggregate purchase price of not less than ten percent (10%) of Total Asset Value as of the last day of the most-recently ended Calculation Period.
“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.
“SOFR Adjustment” means (a)  one-tenth of one percent (0.10%) for Term A-1 Loans and (b) zero percent (0.0%) for Term A-2 Loans and Revolving Credit Loans.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other person acting as the SOFR Administrator at such time that is satisfactory to Administrative Agent.
“SOFR-based Loans” means Daily SOFR Rate Loans and Term SOFR Rate Loans.
“Solar KPI” means, as to any calendar year, the aggregate megawatt (MW) generation capacity of solar systems installed or committed to be installed at, in, on, or above a Borrower property as of such calendar year; provided, that for purposes of the Solar KPI, “committed” shall mean a signed contract, a binding order to purchase, an executed lease with a tenant to install, a signed power purchase agreement, an internal Borrower budget approval and allocation to build a Borrower owned solar system or other such document deemed sufficient by the Sustainability Assurance Provider, in each case relating to solar systems or projects owned, leased or operated by the Borrower, Parent or any of their respective Affiliates. Solar KPI thresholds and targets are cumulative, including of the baseline. For purposes of calculating the KPI, the MW generation of all properties held during the calendar year, including those that have been sold or otherwise disposed of or acquired by Borrower or its Subsidiaries, in each case, in such calendar year, shall be included in the calculation of the KPI.
“Solar KPI Applicable Margin Adjustment Amount” means, with respect to any calendar year covered in a Pricing Certificate, (a) plus four basis points (+0.04%), if the KPI for such period as set forth in the KPI Metrics Report is less than the KPI Threshold for such period, (b) zero basis points (0.000%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Threshold for such period but less than the KPI Target for such period, and (c) negative four basis points (-0.04%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Target for such period.
“Solar KPI Facility Fee Adjustment Amount” means, with respect to the Solar KPI for any calendar year covered in a Pricing Certificate, (a) plus one basis point (+0.01%), if the KPI for such period as set forth in the KPI Metrics Report is less than the KPI Threshold for such period, (b) zero basis points (0.000%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Threshold for such period but less than the KPI Target for such period, and (c) negative one basis point (-0.01%), if the KPI for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI Target for such period.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 8.13).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one (1) or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
“Subsidiary Guarantors” means, as of any date, all Subsidiaries of Borrower that have executed a Subsidiary Guaranty, if any (or an addendum thereto in the form attached to a Subsidiary Guaranty), but excluding all Subsidiaries of Borrower that have been released from a Subsidiary Guaranty, and “Subsidiary Guarantor” means any one (1) of the Subsidiary Guarantors. As of the Closing Date, there are no Subsidiary Guarantors.
“Subsidiary Guaranty” means a Guaranty Agreement executed by Subsidiary Guarantors, if any, in favor of Administrative Agent, for the benefit of the Lenders, in the form of Exhibit H.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Sustainability Assurance Provider” means the auditing or consulting firm designated from time to time by Borrower; provided that the “Sustainability Assurance Provider” (a) shall be (i) a qualified external reviewer, independent of the Parent, Borrower and their respective Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, including, without limitation, KPMG LLP and Ernst & Young LLP or (ii) another firm designated by Borrower and approved by the Required Lenders, and (b) shall apply substantially the same auditing standards and methodology used in the KPI Metrics Report from the prior year, as applicable, except for any changes to such standards and/or methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by Borrower and approved by the Required Lenders.

“Sustainability Facility Fee Adjustment” means, with respect to any KPI Metrics Report, for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the KPI Facility Fee Adjustment Amount (whether positive, negative or zero) for such period.
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.09(c).
“Sustainability Rate Adjustment” means, with respect to the KPI Metrics Report for any Pricing Certificate, an amount (whether positive, negative or zero), expressed as a percentage, equal to the KPI Applicable Margin Adjustment Amount (whether positive, negative or zero) for such period.
“Sustainability Report” means the annual non-financial disclosure report publicly reported by Borrower and published on an Internet or intranet website to which each Lender and Administrative Agent have been granted access free of charge (or at the expense of Borrower).
“Sustainability Structuring Agent” means J.P. Morgan Securities LLC.
“Sustainability Table” means the Sustainability Table set forth on Exhibit J attached hereto.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one (1) or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one (1) or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agent” means JPMCB in its capacity as syndication agent under any of the Loan Documents, and any successor thereto.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tax Matters Agreement” means that certain Tax Matters Agreement entered into as of July 24, 2013, by and among Parent, Borrower and each limited partner of Borrower named therein.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a).
“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one (1) time outstanding not to exceed the amount set forth opposite such Term A-1 Lender’s name on Schedule 2.01 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term A-1 Facility” means the Outstanding Amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time.
“Term A-1 Lender” means any Lender that holds Term A-1 Loans.
“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.
“Term A-1 Note” means a promissory note made by Borrower in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit B-2.
“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(b).
“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Term A-2 Loans to Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one (1) time outstanding not to exceed the amount set forth opposite such Term A-2 Lender’s name on Schedule 2.01 under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term A-2 Facility” means the Outstanding Amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time.
“Term A-2 Lender” means any Lender that holds Term A-2 Loans.

“Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility.
“Term A-2 Note” means a promissory note made by Borrower in favor of a Term A-2 Lender evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit B-3.
“Term Borrowing” means a Term A-1 Borrowing or a Term A-2 Borrowing, as the context may require.
“Term Commitment” means a Term A-1 Commitment or a Term A-2 Commitment, as the context may require.
“Term Facility” means the Term A-1 Facility or the Term A-2 Facility, as the context may require and “Term Facilities” means the Term A-1 Facility and the Term A-2 Facility, collectively.
“Term Lender” means a Term A-1 Lender or a Term A-2 Lender, as the context may require.
“Term Loan” means a Term A-1 Loan or a Term A-2 Loan, as the context may require.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. Eastern Time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such date with a term of one (1) month commencing that day;
provided that if the rate is not published prior to 11:00 a.m. Eastern time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; provided that if Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero (0), Term SOFR shall be deemed zero (0) for purposes of this Agreement.
“Term SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to clause (a) of the definition of Term SOFR.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).
“Total Asset Value” means, for the Consolidated Group as of any date, the sum of (without duplication) the following: (a) an amount equal to (i) the aggregate Net Operating Income from all Properties owned or leased (as ground lessee) by the Consolidated Group for the then most recently ended

Calculation Period, minus Net Operating Income attributable to all Properties that were sold or otherwise Disposed of during then most recently ended Calculation Period, divided by (ii) the Capitalization Rate; provided that in no event shall the amounts calculated in this clause (a) for any Property be less than zero (0); plus (b) in the case of any Property that is owned or leased (as ground lessee) for more than one (1) full fiscal quarter but less than four (4) full fiscal quarters, at Borrower’s election (which election shall be irrevocable) either (x) an amount equal to (i) the Net Operating Income from such Property for the period from the first (1st) day of the first (1st) full fiscal quarter during which such Property was owned and operated through the end of the last fiscal quarter in the most recently ended Calculation Period, divided by the number of quarters in such period and multiplied by four (4), divided by (ii) the Capitalization Rate, or (y) the aggregate undepreciated book value in accordance with GAAP of such Property; provided that in no event shall the amounts calculated in this clause (b) for any Property be less than zero (0); plus (c) the aggregate undepreciated book value in accordance with GAAP of all Properties owned or leased (as ground lessee) by the Consolidated Group for less than one (1) full fiscal quarter and all unimproved land holdings, mortgage or mezzanine loans, notes receivable and/or construction in progress owned by the Consolidated Group; plus (d) without duplication of the amounts included in clauses (a), (b), and (c) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a), (b), and (c) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate; plus (e) all Unrestricted Cash; provided that the aggregate amount of Total Asset Value attributable to Investments in unimproved land holdings, construction in progress, mortgages, mezzanine loans, notes receivable and Unconsolidated Affiliates shall be limited to thirty-five percent (35%) of Total Asset Value (with any such excess being excluded from the calculation of Total Asset Value).
“Total Credit Exposure” means, as to any Lender at any time, the unused outstanding Commitments and Total Outstandings of such Lender at such time.
“Total Indebtedness” means, as of any date, the sum of (a) all Indebtedness of the Consolidated Group, on a consolidated basis, as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, the amount described in clause (a) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.
“Total Secured Debt” means, as of any date, the sum of (a) all Secured Debt of the Consolidated Group as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, all Secured Debt of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate, minus (c) the Secured Debt Reserve.
“Total Unsecured Debt” means, as of any date, the sum of (a) all Unsecured Debt of the Consolidated Group as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, all Unsecured Debt of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate, minus (c) the Unsecured Debt Reserve.
“True-Up Amount” has the meaning specified in Section 2.09(c)(iv).
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Rate Loan or a Daily SOFR Rate Loan.
“UCC” means, at any time, the Uniform Commercial Code as in effect in the applicable jurisdiction at such time.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Affiliate” means an Affiliate of Parent whose financial statements are not required to be consolidated with the financial statements of Parent in accordance with GAAP.
“Unconsolidated Affiliate Interest” means, with respect to any Unconsolidated Affiliate at any time, the fraction expressed as a percentage, obtained by dividing (a) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all Equity Interests in such Unconsolidated Affiliate held by the members of the Consolidated Group at such time by (b) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all outstanding Equity Interests in such Unconsolidated Affiliate at such time.
“Unencumbered Asset Value” means, for the Consolidated Group as of any date, the sum of (without duplication) the following: (a) an amount equal to (i) the aggregate Net Operating Income from all Unencumbered Properties owned or leased (as ground lessee) for the then most recently ended Calculation Period, divided by (ii) the Capitalization Rate; provided that in no event shall the amounts calculated in this clause (a) for any Unencumbered Property be less than zero (0); plus (b) in the case of any Unencumbered Property that is owned or leased (as ground lessee) for more than one (1) full but less than four (4) full fiscal quarters, at Borrower’s election (which election shall be irrevocable) either (x) an amount equal to (i) the Net Operating Income from such Unencumbered Property for the period from the first (1st) day of the first (1st) full fiscal quarter during which such Unencumbered Property was owned and operated through the end of the last fiscal quarter in the most recently ended Calculation Period, divided by the number of quarters in such period and multiplied by four (4), divided by (ii) the Capitalization Rate, or (y) the aggregate undepreciated book value in accordance with GAAP of such Unencumbered Property; provided that in no event shall the amounts calculated in this clause (b) for any Property be less than zero (0); plus (c) Unrestricted Cash; plus (d) the aggregate undepreciated book value in accordance with GAAP of all Unencumbered Properties owned or leased (as ground lessee) by the Consolidated Group for less than one (1) full fiscal quarter; plus (e) without duplication of the amounts included in clauses (a), (b), and (d) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a), (b), and (d) above of each Unconsolidated Affiliate of the Consolidated Group multiplied by the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate; provided that the amount attributable to Unencumbered Properties owned by Subsidiaries that are not Wholly-Owned Subsidiaries shall be limited to twenty percent (20%) of Unencumbered Asset Value. All properties owned or leased (as ground lessee) by the Consolidated Group as of the date of the Existing Credit Agreement shall be deemed to be owned or leased (as ground lessee) for four (4) fiscal quarters.
“Unencumbered Interest Coverage Ratio” means, as of any date, the ratio of (a) Unencumbered NOI to (b) Unsecured Interest Expense; provided that (i) for purposes of clause (a) of this definition, in the case of any acquisition or Disposition of any direct or indirect interest in any Unencumbered Property (including through the acquisition or Disposition of Equity Interests) by the Consolidated Group during the most-recently ended Calculation Period, Unencumbered NOI will be adjusted in a manner reasonably acceptable to Administrative Agent (A) in the case of an acquisition, by adding thereto an amount equal to the acquired Unencumbered Property’s actual Unencumbered NOI (computed as if such Unencumbered Property was owned by the Consolidated Group for the entire Calculation Period) generated during the portion of such Calculation Period that such Unencumbered Property was not owned by the Consolidated Group, and (B) in the case of a Disposition, by subtracting therefrom an amount equal to the actual Unencumbered NOI generated by such Unencumbered Property so disposed of during such Calculation Period (computed as if such Unencumbered Property was Disposed of by the Consolidated Group prior to the first (1st) day of such Calculation Period) and (ii) for purposes of clause (b) of this definition, Unsecured Interest Expense for the most-recently ended Calculation Period shall be adjusted on a pro forma basis in a manner reasonably acceptable to Administrative Agent to reflect any Unsecured Debt incurred, assumed, repaid, retired or defeased, as the case may be, in connection with the acquisition or Disposition of any direct or indirect interest in Unencumbered Property (including through the acquisition or Disposition of Equity Interests) by the Consolidated Group during such Calculation Period as though such Unsecured Debt was incurred, assumed, repaid, retired or defeased, as the case may be, on the first (1st) day of such Calculation Period.
“Unencumbered NOI” means Net Operating Income from all Unencumbered Properties for the most recently ended Calculation Period.
“Unencumbered Properties” means, as of any date, each Eligible Unencumbered Property identified by Borrower in the most-recent Unencumbered Property Report delivered to Administrative Agent, and “Unencumbered Property” means any one (1) of the Unencumbered Properties.
“Unencumbered Property Report” means a report in substantially the form of Exhibit E (or such other form reasonably approved by Administrative Agent) certified by a Responsible Officer of Parent, for itself and on behalf of Borrower.
“United States” and “U.S.” mean the United States of America.
“Unmatured Surviving Obligation” means, at any time, any Obligation that is not due and payable (and for which no claim with respect thereto has been asserted or demanded) at such time and by the terms of the applicable Loan Document survives the termination of such Loan Document.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“Unrestricted Cash” means, as of any date, an amount equal to all cash and cash equivalents of the Consolidated Group that are not subject to a Lien (other than customary Liens in favor of any depositary bank where such cash is maintained) or Negative Pledge (other than under the Loan Documents or pursuant to a customary account agreement with the applicable depositary bank).
“Unsecured Debt” means, for any Person, Indebtedness of such Person that is not Secured Debt. For purposes hereof, Unsecured Debt of a Person shall include Indebtedness of such Person that is secured solely by Liens on Equity Interests issued by such Person or any Affiliate of such Person.
“Unsecured Debt Reserve” means the amount of Unrestricted Cash as of the applicable date of determination in excess of $25,000,000 to the extent available for the repayment of an equivalent amount of Total Unsecured Debt that matures within twenty-four (24) months of such date of determination, and without duplication of the application of the Secured Debt Reserve.
“Unsecured Interest Expense” means, as of any date of determination, Interest Expense on the Total Unsecured Debt for the most recently ended Calculation Period.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“U.S. Special Resolution Regimes” has the meaning specified in Section 12.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).
“Wholly-Owned” means, with respect to the ownership by any Person of any Property, that one hundred percent (100%) of the title to such Property is held directly or indirectly by, or one hundred percent (100%) of such Property is leased pursuant to an Acceptable Ground Lease directly or indirectly by, such Person.
“Wholly-Owned Subsidiary” means, with respect to any Person on any date, any corporation, partnership, limited liability company or other entity of which one hundred percent (100%) of the Equity Interests and one hundred percent (100%) of the ordinary voting power are, as of such date, owned and Controlled by such Person.
“Withholding Agent” means Borrower and Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, subject to Section 1.03(b), applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Parent or Required Lenders shall so request, Administrative Agent, the Lenders, Parent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Parent, Borrower and Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) concurrently with the delivery of financial statements under Section 8.01(a) or Section 8.01(b), Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date.
1.04Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one (1) or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07Interest Rates. Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
II.THE COMMITMENTS AND CREDIT EXTENSIONS.
2.01The Loans.
(a)The Term A-1 Borrowing. Subject to the terms and conditions set forth herein, each Term A-1 Lender has severally made a single loan to Borrower in connection with the Existing Credit Agreement on May 26, 2022, in an amount not to exceed such Term A-1 Lender’s Applicable Percentage of the Term A-1 Facility. The Term A-1 Borrowing consisted of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A-1 Loans may be either Base Rate Loans, Term SOFR Rate Loans or Daily SOFR Rate Loans, except as further provided herein.
(b)The Term A-2 Borrowing. Subject to the terms and conditions set forth herein, each Term A-2 Lender severally (i) has made a single loan to Borrower in connection with the first amendment to the Existing Credit Agreement on July 19, 2022 and (ii) agrees to make an additional single loan to Borrower, on the Closing Date, in an amount such that the collective Term A-2 Loans of such Lender shall not to exceed such Term A-2 Lender’s Applicable Percentage of the Term A-2 Facility. The Term A-2 Borrowing occurring on the Closing Date shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage of the Term A-2 Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term A-2 Loans may be either Base Rate Loans, Term SOFR Rate Loans or Daily SOFR Rate Loans, except as further provided herein.
(c)The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Credit Loans may be either Base Rate Loans, Term SOFR Rate Loans or Daily SOFR Rate Loans, except as further provided herein.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Revolving Credit Borrowing, each Term Borrowing, each conversion of Revolving Credit Loans or Term Loans from one (1) Type to the other, and each continuation of Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by (x) telephone or (y) a Committed Loan Notice, provided that any telephonic notice must be confirmed immediately by delivery to Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by Administrative Agent not later than 11:00 a.m. Eastern Time (i) on the date of the request for any Borrowing of Daily SOFR Rate Loans or Base Rate Loans and (ii) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Rate Loans or conversion of Term SOFR Rate Loans to Daily SOFR Rate Loans or Base Rate Loans. Each Borrowing of, conversion to or continuation of Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Unless otherwise specified herein, no conversion from Term SOFR Rate Loans may be made other than at the end of the corresponding Interest Period unless Borrower makes all payments required pursuant to Section 3.05 resulting therefrom. Each Committed Loan Notice shall specify (i) whether Borrower is requesting a Revolving Credit Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing, a conversion of Revolving Credit Loans or Term Loans from one Type to the other, or a continuation of either Term SOFR Rate Loans or Daily SOFR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans or Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan or Term SOFR in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation of Term SOFR Rate Loan, then the applicable Revolving Credit Loans or Term Loans shall be made as, or converted to, Daily SOFR Rate Loans. Any such automatic conversion to Daily SOFR Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans. If Borrower requests a Term SOFR Rate Loan, or a conversion to or continuation of Term SOFR Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)Following receipt of a Committed Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Revolving Credit Loans or Term Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Daily SOFR Rate Loans described in the preceding subsection. In the case of a Revolving Credit Borrowing or a Term Borrowing, each Appropriate Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. Eastern Time on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 6.02 (and, if such Borrowing is the initial Credit Extension, Section 6.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to a Revolving Credit Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.
(c)Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Rate Loans upon determination of the same.
(d)Without limitation of any other conditions herein, a Borrowing or continuation of, or conversion to Term SOFR Rate Loans shall not be permitted if:
(i)an Event of Default or a Default has occurred and is continuing and has not been waived by Required Lenders or all Lenders, as applicable;
(ii)after giving effect to the requested Revolving Credit Borrowing or continuation of, or conversion to Term SOFR Rate Loans under the Revolving Credit Facility, the sum of all Revolving Credit Borrowings would exceed the Revolving Credit Facility;
(iii)the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans would cause more than ten (10) Interest Periods to be in effect at any one (1) time for Term SOFR Rate Loans, after giving effect to all Term SOFR Rate Loans, all conversions of Loans from one (1) Type to another, and all continuations of Loans as the same Type;
(iv)the requested interest period does not conform to the definition of Interest Period herein; or
(v)any of the circumstances referred to in Section 3.03 hereof shall apply with respect to the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans.
(e)With respect to Term SOFR and Daily Simple SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such

Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent, and such Lender.
2.03Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, Borrower may request that any L/C Issuer, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section 2.03, to issue (or to amend, extend, reinstate or renew Letters of Credit previously issued by such L/C Issuer), at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to Administrative Agent and such L/C Issuer in their reasonable determination, and each L/C Issuer further agrees to honor drawings under the Letters of Credit. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, Borrower also shall submit a Letter of Credit Application in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application or other agreement submitted by Borrower to, or entered into by Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one (1) or more applicable conditions contained in Section 6.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.
If Borrower so requests, the applicable L/C Issuer agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Administrative Agent, any Lender or Borrower that one (1) or more of the applicable conditions set forth in Section 6.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed its Revolving Credit Commitment and (iii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.
(i)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder)

not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one (1) or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $200,000;
(D)any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(E)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(ii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then current expiration date of such Letter of Credit), unless the Required Revolving Lenders have approved such other expiration date, and (ii) the Letter of Credit Expiration Date, unless all Revolving Credit Lenders have approved such other expiration date.
(e)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Revolving Credit Lenders, such L/C Issuer hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments.

In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely, unconditionally and irrevocably agrees to pay to Administrative Agent, for account of the applicable L/C Issuer, such Revolving Credit Lender’s Applicable Revolving Credit Percentage of each L/C Disbursement made by such L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by Administrative Agent to the Revolving Credit Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason, including after the Maturity Date then in effect for the Revolving Credit Facility. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Revolving Credit Loans made by such Revolving Credit Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to Section 2.03(f), Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that Lenders have made payments pursuant to this clause (e) to reimburse such L/C Issuer, then to such Revolving Credit Lenders and such L/C Issuer as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this clause (e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such L/C Disbursement.
Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Credit Lender’s Revolving Credit Commitment is amended pursuant to the operation of Section 2.13 or 2.14, as a result of an assignment in accordance with Section 12.06 or otherwise pursuant to this Agreement.
(f)Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day immediately following the Business Day that Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the second Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Revolving Credit Borrowing of Base Rate Loans or Daily SOFR Rate Loans in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing of Base Rate Loans or Daily SOFR Rate Loans, as applicable. If Borrower fails to make such payment when due, Administrative Agent shall notify each Revolving Credit Lender of the applicable L/C Disbursement, the payment then due from Borrower in respect thereof (the “Unreimbursed Amount”) and such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, Borrower shall be deemed to have requested a Revolving Credit Borrowing of Daily SOFR Rate Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Daily SOFR Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 6.02 (other than (x) the delivery of a Committed Loan Notice and (y) the existence of a Default (other than a Default under Section 10.01(f)) that is not an Event of Default). Any notice given by L/C Issuer or Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Notwithstanding the foregoing, any L/C Disbursement in respect of a Letter of Credit made by any L/C Issuer after the Maturity Date with respect to the Revolving Credit Facility shall be due and payable by Borrower on demand.
(g)Obligations Absolute. Borrower’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly notify the applicable L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
None of Administrative Agent, the Revolving Credit Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Law) suffered by Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(i)an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)an L/C Issuer shall have the right, in its reasonable discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person (other than Administrative Agent, the Lenders, L/C Issuer, or any of their Related Parties), (ii) an L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer (provided that L/C Issuer shall, upon receipt, promptly notify Borrower of such order, regulation or claim).
(h)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing (except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the L/C Issuer acted with gross negligence or willful misconduct), no L/C Issuer shall be responsible to Borrower for, and no L/C Issuer’s rights and remedies against Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article XI with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article XI included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(j)Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin then applicable to Letters of Credit for Letters of Credit times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first (1st) Business Day after the end of each March, June, September and December, commencing with the first (1st) such date to occur after the issuance of such Letter of Credit, on the Maturity Date for the Revolving Credit Facility on

the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin applicable to Letters of Credit during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each issued and outstanding Letter of Credit, at a rate per annum equal to the percentage separately agreed upon between Borrower and such L/C Issuer, computed on the amount of such Letter of Credit, and payable upon the issuance thereof. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first (1st) payment), commencing with the first (1st) such date to occur after the issuance of such Letter of Credit, on the Maturity Date for the Revolving Credit Facility, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(l)Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless Borrower reimburses such L/C Disbursement in full on the date such L/C Disbursement was made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Daily SOFR Rate Loans; provided that if Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.07(c) shall apply. Interest accrued pursuant to this clause (l) shall be for the account of such L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to clause (f) of this Section 2.03 to reimburse such L/C Issuer shall be for the account of such Revolving Credit Lender to the extent of such payment.
(m)Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between Borrower, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(n)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with L/C Obligations representing more than fifty percent (50%) of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this clause (n), Borrower shall immediately deposit into an account established and maintained on the books and records of Administrative Agent (the “Collateral Account”) an amount in cash equal to the Minimum Collateral Amount, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, during the existence of any Event of Default with respect to Borrower described in clause (f) of Section 10.01 (after any notice and cure period contained therein). Such deposit shall be held by Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), Borrower shall immediately deposit into the Collateral Account an amount in cash equal to the Minimum Collateral Amount; provided that Borrower shall Cash Collateralize in an amount equal to the Minimum Collateral Amount each Letter of Credit that has an expiration date beyond the Maturity Date then in effect for the Revolving Credit Facility at least thirty (30) days prior to the Maturity Date then in effect for the Revolving Credit Facility.
Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the L/C Obligations at such time or, if the maturity of the Revolving Credit Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing more than fifty percent (50%) of the total L/C Obligations), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(o)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(p)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of Borrower. Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04Prepayments.
(a)Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay any outstanding Revolving Credit Loans and any of the outstanding Term Loans of a particular Facility in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent in writing no later than 11:00 a.m. Eastern Time (A) two (2) Business Days prior to any date of prepayment of Term SOFR Rate Loans and (B) on the date of prepayment of Base Rate Loans or Daily SOFR Rate Loans; (ii) any prepayment of Term SOFR Rate Loans or Daily SOFR Rate Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that Borrower shall be entitled to make any such payment conditional on the receipt of other financing or the proceeds of other transactions (if such payment is made in connection with a refinancing or other payment in full of the Loans) to the extent specified in such notice. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Rate Loans, any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.
(b)If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, then Borrower shall, within five (5) Business Days, prepay the Revolving Credit Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Revolving Credit Loans and the Total Revolving Credit Outstandings exceed the Revolving Credit Facility at such time.
2.05Termination or Reduction of Commitments.
(a)Optional. Borrower may, upon notice to Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Letter of Credit Sublimit; provided that (a) any such notice shall be received by Administrative Agent not later than 11:00 a.m. Eastern Time three (3) Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in a minimum aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) Borrower shall not terminate or reduce (i) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility (as so reduced), or (ii) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.
(b)Mandatory.
(i)The aggregate outstanding Term A-2 Commitments shall be automatically and permanently reduced to zero (0) on the Closing Date.
(ii)If, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
(c)Application of Commitment Reductions; Payment of Fees. Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Credit Commitments under this Section 2.05. Upon any reduction of the Revolving Credit Facility, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination. Following any such termination or reduction, Administrative Agent shall, using commercially reasonable efforts, replace the existing Schedule 2.01 with an amended and restated schedule that reflects such termination or reduction.
(d)Effect on Fees. Any termination or reduction of any Revolving Credit Commitments under this Section 2.05 shall terminate or proportionately reduce the fees in respect of the Revolving Credit Facility accruing after the effective date of such termination or reduction including those under Section 2.08.
2.06Repayment of Loans.
(a)Borrower shall repay to the Revolving Credit Lenders on the Maturity Date with respect to the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.
(b)Borrower shall repay to the Term A-1 Lenders on the Maturity Date with respect to the Term A-1 Facility the aggregate principal amount of all Term A-1 Loans outstanding on such date.
(c)Borrower shall repay to the Term A-2 Lenders on the Maturity Date with respect to the Term A-2 Facility the aggregate principal amount of all Term A-2 Loans outstanding on such date.
2.07Interest.
(a)Revolving Credit Facility. Subject to the provisions of subsection (c) below, (i) each Daily SOFR Rate Loan under the Revolving Credit Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the

Applicable Margin then applicable to SOFR-based Loans for the Revolving Credit Facility; (ii) each Term SOFR Rate Loan under the Revolving Credit Facility for any Interest Period shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin then applicable to SOFR-based Loans for the Revolving Credit Facility; and (iii) each Base Rate Loan under the Revolving Credit Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin then applicable for Base Rate Loans for the Revolving Credit Facility.
(b)Term Facilities. Subject to the provisions of subsection (c) below, (i) each Daily SOFR Rate Loan under the Term Facilities shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Margin then applicable for the Term Facilities for SOFR-based Loans; (ii) each Term SOFR Rate Loan under the Term Facilities for any Interest Period shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin then applicable for SOFR-based Loans for the Term Facilities; and (iii) each Base Rate Loan under the Term Facilities shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin then applicable for Base Rate Loans for the Term Facilities.
(c)Default Interest.
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the occurrence of an Event of Default pursuant to Section 10.01(f) or 10.01(g) and upon the request of the Required Lenders if any other Event of Default exists (other than as set forth in clauses (c)(i) and (c)(ii) above), Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)Payment. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.08Fees. In addition to certain fees described in Sections 2.03(j) and 2.03(k):
(a)Revolving Credit Facility Fee. Borrower shall pay to Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a facility fee equal to the applicable “Revolving Credit Facility Fee Rate” (the “Revolving Credit Facility Fee Rate”) set forth in the definition of Applicable Margin times the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Facility has terminated, on the actual daily Outstanding Amount of all Revolving Credit Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.16. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Credit Loans or L/C Obligations remain outstanding), including at any time during which one (1) or more of the conditions in Article VI is not met, and shall be due and payable quarterly in arrears on the first (1st) Business Day after the end of each March, June, September and December, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Revolving Credit Facility Fee Rate set forth in the definition of Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the applicable Revolving Credit Facility Fee Rate separately for each period during such quarter that such Revolving Credit Facility Fee Rate was in effect.
(b)Other Fees.
(i)Borrower shall pay to Arrangers and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.09Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin; Sustainability Adjustments.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR Rate) shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360)-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365)-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one (1) day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(i) or 2.03(c)(ii) or under Article X. Borrower’s obligations under this paragraph shall survive for the nine (9)-month period immediately following the termination of the Commitments and the repayment of all other Obligations hereunder.
(c)Sustainability Adjustments.
(i)Following the date on which Borrower provides a Pricing Certificate in respect of the most recently ended calendar year, (A) the Applicable Margin shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate, and (B) the Revolving Credit Facility Fee Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Facility Fee Adjustment as set forth in such Pricing Certificate. For purposes of the foregoing, (x) the Sustainability Rate Adjustment and the Sustainability Facility Fee Adjustment shall be applied as of the fifth (5th) Business Day following receipt by Administrative Agent of a Pricing Certificate delivered pursuant to this Section 2.09(c) based upon the calculation of the KPIs set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Facility Fee Adjustment therein (such day, the “Sustainability Pricing Adjustment Date”) and (y) each change in the Applicable Margin and the Revolving Credit Facility Fee Rate resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of this Section 2.09(c)).
(ii)For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any calendar year. For the avoidance of doubt, any adjustment to the Applicable Margin or Revolving Credit Facility Fee Rate by reason of meeting the KPI in any year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(iii)It is hereby understood and agreed that if no such Pricing Certificate is delivered by Borrower with regard to a particular calendar year within the period of time set forth in clause (vi) below, the Sustainability Rate Adjustment will be positive four basis points (0.04%) and the Sustainability Facility Fee Adjustment will be positive one basis point (0.01%) commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of this Section 2.09(c) and continuing until Borrower delivers a Pricing Certificate to Administrative Agent for the applicable calendar year.
(iv)If (A)(x) any of Borrower or Required Lenders becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Facility Fee Adjustment or the KPI as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and the Required Lenders or Borrower, as applicable, delivers, not later than ten (10) Business Days after obtaining knowledge thereof, a written notice to Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender, L/C Issuer and Borrower), or (y) Borrower and the Required Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of the relevant Pricing Certificate, (B) the Sustainability Assurance Provider confirms in writing that there was in fact a Pricing Certificate Inaccuracy and (C) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Facility Fee Adjustment or the KPI would have resulted in an increase in the Applicable Margin or Revolving Credit Facility Fee Rate for any period, Borrower shall be obligated to pay to Administrative Agent for the account of the applicable Lenders and L/C Issuers promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), automatically and without further action by Administrative Agent or any Lender), but in any event within ten (10) Business Days after Borrower has received written notice of (in the case of clause (iv)(A)(x) above), or has agreed in writing that there was (in the case of clause (iv)(A)(y) above), a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period (the “True-Up Amount”). If Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Facility Fee Adjustment or the KPI would have resulted in a decrease in the Applicable Margin or Revolving Credit Facility Fee Rate for any period, then, upon receipt by Administrative Agent of notice from Borrower of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment the Sustainability Facility Fee Adjustment or the KPI, as applicable), commencing on the Business Day following receipt by Administrative Agent of such notice, the Applicable Margin for the Advances, and the Applicable Margin for purpose of calculating interest on the Revolving Credit Facility Fee Rate shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Facility Fee Adjustment or the relevant KPIs, as applicable.
(v)Notwithstanding anything herein to the contrary, it is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (1) any additional amounts required to be paid pursuant to the immediately preceding paragraph shall not be due and payable until the earlier to occur of written demand for such payment by Administrative Agent in accordance with such paragraph, (2) any nonpayment of such additional amounts prior to such demand for payment by Administrative Agent shall not constitute a Default or Event of Default (whether retroactively or otherwise), and (3) none of such additional amounts shall be deemed overdue prior to such demand or shall accrue interest at the Default Rate prior to such demand. In the event Borrower fails to comply with the terms of this Section 2.09(c), the Lenders’ sole recourse with respect to such non-compliance shall be limited to the True-Up Amount.
(vi)Each party hereto hereby agrees that neither the Sustainability Structuring Agent nor Administrative Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by Borrower of any Sustainability Rate Adjustment or Sustainability Facility Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and Administrative Agent may rely conclusively on any such certificate, without further inquiry).
(vii)As soon as available and in any event within one hundred fifty (150) days following the end of each fiscal year of Parent (commencing with the fiscal year ending December 31, 2025), Borrower shall deliver to Administrative Agent and the Lenders a Pricing Certificate for the most recently ended calendar year; provided, that, for any calendar year Borrower may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 150-day period shall result in the Sustainability Rate Adjustment and the Sustainability Facility Fee Adjustment being applied as set forth in clause (iii) above).
2.10Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one (1) or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. Administrative Agent shall maintain the Register in accordance with Section 12.06(c). The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

2.11Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. Eastern Time on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. Eastern Time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)Clawback.
(i)Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand (without duplication) such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to such Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the time at which any payment is due to Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to any payment that Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article VI are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and Term Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 12.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.12Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (y) notify Administrative Agent of such fact, and (z) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section 2.12 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.13Extension of Maturity Date in Respect of the Revolving Credit Facility.
(a)Requests for Extension. Borrower may, by written notice to Administrative Agent (who shall promptly notify the Lenders) not earlier than one hundred and twenty (120) days and not later than thirty (30) days prior to the Initial Revolving Maturity Date, request that the Initial Revolving Maturity Date be extended to the First Extended Revolving Maturity Date. If the Initial Revolving Maturity Date is extended to the First Extended Revolving Maturity Date, then Borrower may, by written notice to Administrative Agent (who shall promptly notify the Lenders) not earlier than one hundred and twenty (120) days and not later than thirty (30) days prior to the First Extended Revolving Maturity Date, request that the First Extended Revolving Maturity Date be extended to the Second Extended Revolving Maturity Date.
(b)Conditions Precedent. As a condition precedent to the extension of the Initial Revolving Maturity Date to the First Extended Revolving Maturity Date and the extension of the First Extended Revolving Maturity Date to the Second Extended Revolving Maturity Date pursuant to this Section 2.13 (the effective date of each such extension being an “Revolving Extension Date”):

(i)Borrower shall deliver to Administrative Agent a certificate (in sufficient copies for each Lender) signed by a Responsible Officer of Parent, for itself and on behalf of Borrower, certifying as of the date of the notice described in Section 2.13(a) and as of the applicable Revolving Extension Date, and after giving effect to such extension, that (1) the resolutions adopted by Parent, for itself and on behalf of Borrower, with respect to the transactions contemplated hereunder (including the extensions provided for herein) and delivered on the Closing Date remain in full force and effect or certifying new resolutions of Parent, for itself or on behalf of Borrower, approving or consenting to the applicable extension, (2) the representations and warranties contained in Article VII and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers therein) on and as of the applicable Revolving Extension Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in each of Sections 7.05(a) and 7.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 8.01(a) and 8.01(b), respectively, and (3) no Default exists;
(ii)on the applicable Revolving Extension Date, Borrower shall pay to Administrative Agent, for the pro rata account of each Revolving Credit Lender in accordance with their respective Applicable Revolving Credit Percentages, an extension fee equal to 0.0625% of the Revolving Credit Facility as of such date, which fee shall, when paid, be fully earned and non-refundable under any circumstances;
(iii)on the date of the notice described in Section 2.13(a) and the applicable Revolving Extension Date and after giving effect thereto, (A) the representations and warranties contained in Article VII and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers therein) on and as of such Revolving Extension Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in each of Sections 7.05(a) and 7.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 8.01(a) and 8.01(b), respectively, and (B) no Default exists; and
(iv)at least three (3) days prior to the effective date of such extension, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(c)Conflicting Provisions. This Section 2.13 shall supersede any provisions in Section 12.01 to the contrary.
2.14Increase in Total Credit Exposure.
(a)Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the Total Credit Exposure of all Lenders (which increase may take the form of additional Revolving Credit Commitments under the Revolving Credit Facility, an increase to a Term Facility, or one (1) or more additional term loan tranches (which may be in the form of a delayed draw term loan)) by an amount (for all such requests) not exceeding $1,050,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $20,000,000 or, if less, the unused portion of the increase permitted under this Section 2.14, or such lesser amount as Borrower and Administrative Agent shall agree, (ii) Borrower may make a maximum of four (4) such requests, and (iii) after giving effect to each such request, the Total Credit Exposure shall not exceed $3,000,000,000 (less the amount of any termination or reduction of the Revolving Credit Facility pursuant to Section 2.05 and any prepayments of the Term Facilities pursuant to Section 2.06). At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). With respect to any additional term loan tranches, the final maturity date for such term loan tranches shall be set forth in the definitive documentation therefore.
(b)Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Total Credit Exposure and, if so, the amount of such increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Total Credit Exposure.
(c)Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent and each L/C Issuer (which approvals shall not be unreasonably withheld, conditioned or delayed), Borrower may also invite additional Eligible Assignees to become Lenders (each, an “Additional Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to Administrative Agent and its counsel.
(d)Effective Date and Allocations. If the Total Credit Exposure of any Lender is increased in accordance with this Section 2.14, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party with respect to the transactions contemplated hereunder (including such increase) and delivered on the Closing Date remain in full force and effect or certifying new resolutions of such Loan Party approving or consenting to such increase, and (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VII and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers therein) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date, and except that for purposes of this

Section 2.14, the representations and warranties contained in each of Sections 7.05(a) and 7.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 8.01(a) and 8.01(b), respectively, and (B) no Default exists, and (ii) (x) upon the reasonable request of any Additional Lender made at least seven (7) days prior to the Increase Effective Date, Borrower shall have provided to such Additional Lender, and such Additional Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least three (3) days prior to the Increase Effective Date and (y) at least three (3) days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. To the extent that the increase of the Total Credit Exposure shall take the form of a new term loan tranche, this Agreement shall be amended, in form and substance reasonably satisfactory to Administrative Agent and Borrower, to include such terms as are customary for a term loan commitment. Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Total Credit Exposure of any Lender under this Section 2.14, and each Loan Party shall execute and deliver such documents or instruments as Administrative Agent may reasonably require to evidence such increase in the Total Credit Exposure under the Revolving Credit Facility of any Lender and to ratify each such Loan Party’s continuing obligations hereunder and under the other Loan Documents.
(f)Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.12 or 12.01 to the contrary.
2.15Cash Collateral.
(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or any L/C Issuer (with a copy to Administrative Agent), Borrower shall Cash Collateralize L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or the applicable L/C Issuer as herein provided (other than the applicable depositary bank, subject to the applicable control agreement with Administrative Agent), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.16 or 10.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.06(b)(vi))) or (ii) the determination by Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 12.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer; third, to Cash Collateralize L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting

Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders or L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08 for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Credit Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which such Defaulting Lender has provided Cash Collateral pursuant to Section 2.15.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, unless such Fronting Exposure has been Cash Collateralized by Borrower in accordance with the provisions of this Agreement, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in Section 2.16(a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)Defaulting Lender Cure. If Borrower, Administrative Agent and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
III.TAXES, YIELD PROTECTION AND ILLEGALITY.
3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the phrase “applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrower. Each of the Loan Parties shall indemnify each Recipient within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or any L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or any L/C Issuer, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender and each L/C Issuer shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under any Loan Document or otherwise payable by Administrative Agent to the Lender or such L/C Issuer, as the case may be, from any other source against any amount due to Administrative Agent under this clause (e).
(f)Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Administrative Agent, or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), 3.01(g)(ii)(B) and 3.01(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” Article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty;

(2)executed copies of IRS Form W-8ECI,
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, Borrower and Administrative Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this Section 3.01(h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 3.01(h) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(i)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR, or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR, Term SOFR or Daily Simple SOFR, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue either Term SOFR Rate Loans and/or Daily SOFR Rate Loans, as applicable, or to convert Base Rate Loans to Term SOFR Rate Loans or Daily SOFR Rate Loans, as applicable, shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term

SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans, (ii) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), immediately prepay or, if applicable, convert all Daily SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), and (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Rate Loan, or Daily SOFR Rate Loan, or a conversion of Daily SOFR Rate Loans to Term SOFR Rate Loans or a continuation of any of such Loans, as applicable, (a) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily SOFR Rate Loan, or (b) Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Rate Loans, Daily SOFR Rate Loans, or to convert Daily SOFR Rate Loans to Term SOFR Rate Loans, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.03(b), until Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Rate Loans or Daily SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term SOFR Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily SOFR Rate Loans shall immediately be deemed to have been converted to Base Rate Loans.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or the Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or the Required Lenders (as applicable) have determined, that:
(i)if adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR, and/or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Administrative Agent from time to time in its reasonable discretion and may be periodically updated in its reasonable discretion. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment.
Administrative Agent will promptly (in one (1) or more notices) notify Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero (0) the Successor Rate will be deemed to be zero (0) for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement Daily SOFR Rate Loans or Term SOFR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than loss of anticipated profits) incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Daily SOFR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Daily SOFR Rate Loan on the date or in the amount notified by Borrower; or
(c)any assignment of a Term SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 12.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any lost profit). Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
The amounts payable under this Section 3.05 shall never be less than zero or greater than is permitted by applicable Law. For the avoidance of doubt, no amounts will be owing under this Section 3.05 in connection with the prepayment of any Daily SOFR Rate Loan or Base Rate Loan (if any).
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or such L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), Borrower may replace such Lender in accordance with Section 12.13.

3.07Survival. All of Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.
IV.PARENT GUARANTY.
4.01The Guaranty. Parent hereby guarantees to Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Parent hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateral or otherwise), Parent will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
4.02Obligations Unconditional. The obligations of Parent under Section 4.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of Parent hereunder shall be absolute and unconditional under any and all circumstances. Parent agrees that Parent shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable Laws, the occurrence of any one (1) or more of the following shall not alter or impair the liability of Parent hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to Parent, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)any Lien granted to, or in favor of, Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or
(e)any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of Parent) or shall be subordinated to the claims of any Person (including any creditor of Parent).
With respect to its obligations hereunder, Parent hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of Credit Extensions that may constitute obligations guaranteed hereby, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to
4.03Reinstatement. Neither Parent’s obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower, by reason of Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of Parent under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and Parent agrees that it will indemnify Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other outside counsel incurred by Administrative Agent) incurred by Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
4.04Certain Waivers. Parent acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither Borrower nor Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of Parent’s obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that Parent’s obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

4.05Remedies. Parent agrees that, to the fullest extent permitted by applicable Laws, as between Guarantors, on the one (1) hand, and Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 10.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10.02) for purposes of Section 4.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Parent for purposes of Section 4.01.
4.06Rights of Contribution. Parent hereby agrees that, in connection with payments made hereunder, Parent shall have a right of contribution from each other Guarantor in accordance with applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and Parent shall not exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.
4.07Guaranty of Payment; Continuing Guaranty. The guarantee in this Article IV is a guaranty of payment and performance, and not merely of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
V.SUBSIDIARY GUARANTORS.
5.01Subsidiary Guarantors. Borrower shall cause each Subsidiary of Borrower that owns an Unencumbered Property (or holds a direct or indirect Equity Interest in any Subsidiary that owns an Unencumbered Property) and incurs any Recourse Debt to (a) become a Subsidiary Guarantor by executing and delivering to Administrative Agent a Subsidiary Guaranty (or an addendum thereto in the form attached to an already existing Subsidiary Guaranty), and (b) deliver to Administrative Agent documents of the types referred to in Sections 6.01(a)(iii), 6.01(a)(iv), and 6.01(a)(vi), all such documentation to be in form, content and scope reasonably satisfactory to Administrative Agent.
5.02Release of Subsidiary Guarantors. If a Subsidiary Guarantor no longer owns an Unencumbered Property (or no longer holds a direct or indirect Equity Interest in any Subsidiary that owns an Unencumbered Property) or no longer has any Recourse Debt, then Administrative Agent agrees to execute and deliver to Borrower, within five (5) Business Days of Administrative Agent’s receipt of Borrower’s request, a release of the applicable Subsidiary Guarantor from its Subsidiary Guaranty so long as no Default shall exist, result from, or be continuing after giving effect to such release.
VI.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.
6.01Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:
(a)Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement sufficient in number for distribution to Administrative Agent, each Lender, Parent, and Borrower;
(ii)a Note executed by Borrower in favor of each Lender requesting a Note prior to the Closing Date;
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of incorporation or formation;
(v)favorable opinions of Latham & Watkins LLP, counsel to the Loan Parties, and Venable LLP, special Maryland counsel to Borrower and Parent, each addressed to Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as Administrative Agent may reasonably request;
(vi)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals of any Governmental Authority required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)a certificate signed by a Responsible Officer of Parent, for itself and on behalf of Borrower, certifying (A) that the conditions specified in Sections 6.02(a) and 6.02(b) have been satisfied, (B) that there has been no event or circumstance since December 31, 2024 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) the current Debt Ratings;
(viii)a duly completed Unencumbered Property Report and Compliance Certificate certifying compliance with the financial covenants set forth in Section 9.12, in each case prepared as of March 31, 2025, and calculated on a pro forma basis to reflect the Borrowings on the Closing Date, and signed by a Responsible Officer of Parent, for itself and on behalf of Borrower;
(ix)such other certificates, documents, instruments or information as Administrative Agent, any L/C Issuer or Required Lenders may reasonably require, including the Borrower Detail Form; and

(x)(i) Upon the reasonable request of any Lender made at least seven (7) days prior to the Closing Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least three (3) days prior to the Closing Date and (ii) at least three (3) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(b)Any fees required to be paid pursuant to the Loan Documents on or before the Closing Date shall have been paid.
(c)Unless waived by Administrative Agent, Borrower shall have paid all reasonable, documented, out-of-pocket fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) required to be paid pursuant to the Loan Documents to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 11.03, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
6.02Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans) is subject to the following conditions precedent:
(a)The representations and warranties of Borrower and each other Loan Party contained in Article VII or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifiers therein) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date, and except for changes in factual circumstances not prohibited under the Loan Documents, and except that for purposes of this Section 6.02, the representations and warranties contained in subsections (a) and (b) of Section 7.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01.
(b)No Default shall exist, or would immediately result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
VII.REPRESENTATIONS AND WARRANTIES. Each of Parent and Borrower represents and warrants to Administrative Agent and the Lenders that:
7.01Existence, Qualification and Power; Compliance with Laws. Each member of the Consolidated Group (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or requirement to create) any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate in any material respects any applicable Law.
7.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party, except for approvals, consents, exemptions, actions, notices or filings which have been duly obtained, taken, given or made and are in full force and effect.
7.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent such enforceability may be limited by any applicable Debtor Relief Laws and by general principles of equity.
7.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted

therein; and (ii) fairly present the financial condition of Parent as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)The unaudited consolidated balance sheet of Parent dated March 31, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Parent as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
7.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Consolidated Group or against any of their properties or revenues that (a) purport to adversely affect this Agreement or any other Loan Document, or any of the loan transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 7.06, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any member of the Consolidated Group, of the matters described on Schedule 7.06.
7.07No Default. No member of the Consolidated Group is in default beyond any applicable grace period under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
7.08Ownership of Property; Liens. Each member of the Consolidated Group has good record and marketable title in fee simple to, or valid leasehold interests in, all Properties necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Unencumbered Property is subject to any Liens (other than Permitted Liens).
7.09Environmental Compliance. Except as set forth on Schedule 7.09 or except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no member of the Consolidated Group (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received written notice of any claim with respect to any Environmental Liability, or (d) knows of any facts or conditions that would reasonably be expected to result in any Environmental Liability.
7.10Insurance. The properties of the Consolidated Group are insured with financially sound and reputable insurance companies not Affiliates of any member of the Consolidated Group (after giving effect to reasonable and prudent self-insurance), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the members of the Consolidated Group operate.
7.11Taxes. The members of the Consolidated Group have filed all Federal and all material state and other tax returns and reports required to be filed, and have paid all Federal and all material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any member of the Consolidated Group that would, if made, have a Material Adverse Effect. No member of the Consolidated Group is in breach of any obligations under the Tax Matters Agreement or other similar agreements.
7.12ERISA Compliance.
(a)Except as, individually or in the aggregate, would not reasonably be expected to result in liability of the Consolidated Group of $20,000,000 or more, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS; and (iii) to the knowledge of Parent and Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of Parent and Borrower, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party or any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) no Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) no Loan Party or any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any such plan. With respect to any Pension Plan, as of the most recent annual valuation date for such Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher, except to the extent that a Pension Plan with a funding target attainment percentage lower than sixty percent (60%) would not be underfunded by an amount in excess of $20,000,000 in order to achieve a funding target attainment percentage of at least sixty percent (60%) with respect to such Pension Plan.

(d)The underlying assets of each Loan Party do not constitute Plan Assets.
7.13Subsidiaries; Equity Interests. As of the Closing Date, Parent has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 7.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the applicable member of the Consolidated Group in the amounts specified on Part (a) of Schedule 7.13 free and clear of all Liens. As of the Closing Date, Parent has no direct or indirect equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 7.13.
7.14Margin Regulations; Investment Company Act.
(a)Neither Parent nor Borrower is engaged and will not engage, principally or as one (1) of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.
(b)None of Parent, Borrower, any Person Controlling Borrower, or any other member of the Consolidated Group is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
7.15Disclosure.
(a)Parent and Borrower have disclosed to Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any member of the Consolidated Group is subject that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any member of the Consolidated Group to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Closing Date or at the time furnished (in the case of all other reports, financial statements, certificates or other information and in each case, as modified or supplemented by other information so furnished) contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts, projections, estimates and other forward-looking, Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time (it being understood that such forecasts, projections, estimates and other forward-looking information are not to be viewed as facts or guarantees and that actual results may vary materially from such projections, estimates and forward-looking information).
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification delivered to Administrative Agent and/or any Lender pursuant to Section 6.01(a)(x), if applicable, is true and correct in all respects.
7.16Compliance with Laws. Each member of the Consolidated Group is in compliance in all material respects with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
7.17Taxpayer Identification Number. Each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 12.02.
7.18Solvency. Each of Parent and Borrower is, individually, Solvent, and the other Loan Parties, when taken on a consolidated basis with Parent and Borrower are Solvent.
7.19REIT Status. Parent is in compliance with Section 8.14.
7.20OFAC. Neither Parent, nor any of its Subsidiaries, nor, to the knowledge of Parent and the Loan Parties, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one (1) or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority with jurisdiction over Parent or any of its Subsidiaries, or (iii) located, organized or resident in a Designated Jurisdiction. Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions.
7.21Anti-Corruption Laws. Parent and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption or anti-bribery legislation in other jurisdictions applicable to Parent or any of its Subsidiaries and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
7.22Unencumbered Properties. Each Unencumbered Property is an Eligible Unencumbered Property.
7.23Affected Financial Institution. No Loan Party is an Affected Financial Institution.
7.24Covered Entities. To Borrower’s knowledge, no Loan Party is a Covered Entity.
VIII.AFFIRMATIVE COVENANTS. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any Unmatured Surviving Obligation) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
8.01Financial Statements. Each of Parent and Borrower shall deliver to Administrative Agent and each Lender, in form and detail substantially similar to those delivered to Administrative Agent on or prior to the Closing Date or otherwise reasonably satisfactory to Administrative Agent:
(a)as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of Parent (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2025), a consolidated and consolidating balance sheet of Parent as at the end of such fiscal year (including consolidating financial information with respect to Borrower), and the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than a “going concern” explanatory note or qualification resulting from (i) the maturity of the Loans or the loans under any Indebtedness of any member of the Consolidated Group permitted hereunder occurring within one year from the time such report and opinion are delivered or (ii) anticipated (but not actual) financial covenant non-compliance hereunder or under Indebtedness of any other member of the Consolidated Group permitted hereunder)), and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Parent; and
(b)as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter in any fiscal year of Parent (or, if earlier, five (5) Business Days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended June 30, 2025), a consolidated balance sheet of Parent as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 8.02(e), Parent and Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Parent and Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
8.02Certificates; Other Information. Each of Parent and Borrower shall deliver to Administrative Agent and each Lender:
(a)concurrently with the delivery of the financial statements referred to in Sections 8.01(a) and 8.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Parent (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)concurrently with the delivery of the financial statements referred to in Sections 8.01(a) and 8.01(b), a duly completed Unencumbered Property Report signed by the chief executive officer, chief financial officer, treasurer or controller of Parent (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent accountants in connection with the accounts or books of any member of the Consolidated Group, or any audit of any of them;
(d)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;
(e)promptly after the furnishing thereof, copies of any notice of default sent to, or received from, any holder of debt securities in a principal amount greater than $80,000,000 of any member of the Consolidated Group pursuant to the terms of any material indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 8.01 or any other clause of this Section 8.02;
(f)promptly, and in any event within five (5) Business Days after receipt thereof by any member of the Consolidated Group, copies of each material notice or other material written correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any member of the Consolidated Group;
(g)promptly, of any announcement of any change in any Debt Rating;
(h)promptly following any request therefor, provide information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act and the Beneficial Ownership Regulation, and such other information regarding sustainability matters and practices of Parent, Borrower or any Subsidiary (including with respect to corporate governance, environmental, social and employee matters, respect for human rights, anti-corruption and anti-bribery) as Administrative Agent or any Lender may reasonably request for purposes of compliance with any legal or regulatory requirement or internal policies applicable to it; and
(i)promptly, such additional information regarding the business, financial or corporate affairs of the Consolidated Group, as Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 8.01(a) or (b), or Section 8.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet at the website address listed on Schedule 12.02; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Parent or Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Parent or Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Borrower hereby acknowledges that (a) Administrative Agent and/or Arrangers may, but shall not be obligated to, make available to the Lenders and L/C Issuers materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, SyndTrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, Arrangers, L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
8.03Notices. Each of Parent and Borrower shall promptly notify Administrative Agent and each Lender:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any member of the Consolidated Group; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension between any member of the Consolidated Group and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any member of the Consolidated Group, including pursuant to any applicable Environmental Laws, in each case which has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)of the occurrence of any ERISA Event;
(d)any material litigation, arbitration or governmental investigation or proceeding instituted or, to the knowledge of any Loan Party, threatened in writing against any

Unencumbered Property, and any material development in any such litigation, arbitration or governmental investigation or proceeding;
(e)of any material change in accounting policies or financial reporting practices by Parent; and
(f)of any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating.
Each notice pursuant to this Section 8.03 shall be accompanied by a statement of a Responsible Officer of Parent, for itself and on behalf of Borrower, setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
8.04Payment of Obligations. Each of Parent and Borrower shall, and shall cause each other member of the Consolidated Group to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon a member of the Consolidated Group or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such member of the Consolidated Group; and (b) all lawful and material claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such member of the Consolidated Group.
8.05Preservation of Existence, Etc. Each of Parent and Borrower shall, and shall cause each other member of the Consolidated Group to: (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 9.02 or 9.03; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
8.06Maintenance of Properties. Each of Parent and Borrower shall, and shall cause each other Loan Party to, subject to the terms of all existing leases which demise any part of the Unencumbered Properties, keep the Unencumbered Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Unencumbered Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted).
8.07Maintenance of Insurance. Each of Parent and Borrower shall, and shall cause each other member of the Consolidated Group to, maintain with financially sound and reputable insurance companies not Affiliates of any member of the Consolidated Group, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
8.08Compliance with Laws. Each of Parent and Borrower shall, and shall cause each other member of the Consolidated Group to, comply in all material respects with the requirements of all applicable Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Each applicable Loan Party shall keep, or cause to be kept, the Unencumbered Properties free of any Hazardous Material (other than routine office, cleaning, janitorial and other materials and supplies necessary to operate, maintain, repair, improve and lease the Unencumbered Properties, in each case in commercially reasonable quantities and used and stored in compliance with all Environmental Laws) to the extent that such action could reasonably be expected to have a Material Adverse Effect.
8.09Books and Records. Each of Parent and Borrower shall, and shall cause each other member of the Consolidated Group to, maintain: (a) proper books of record and account, in which full, true and correct in all material respects entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such member of the Consolidated Group, as the case may be; and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be.
8.10Inspection Rights. Each of Parent and Borrower shall, and shall cause each other member of the Consolidated Group to, permit representatives and independent contractors of Administrative Agent (who may be accompanied by any Lender or any representative of any Lender) to visit and inspect and photograph any of its properties (including Unencumbered Properties), to examine its corporate, financial and operating records, and all recorded data of any kind or nature, regardless of the medium of recording including all software, writings, plans, specifications and schematics, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (with a representative of the Consolidated Group being provided an opportunity to be present in such discussions), all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Parent, Borrower or such other member of the Consolidated Group, as applicable; provided, however, that (i) when an Event of Default has occurred and is continuing Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice; and (ii) unless an Event of Default has occurred and is continuing, (x) Borrower shall not be required to pay the expenses for Administrative Agent for more than one (1) visit in any calendar year and (y) shall not be required to pay the expenses for any visit by any Lender.
8.11Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.
8.12Environmental Matters. Each of Parent and Borrower shall, and shall cause each other member of the Consolidated Group to comply with all Environmental Laws except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.
8.13Keepwell. Each of Borrower and Parent at the time a Subsidiary Guaranty by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under a Subsidiary Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering Borrower’s or Parent’s obligations and undertakings under this Section 8.13 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each of Borrower and Parent under this Section 8.13 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each of Borrower and Parent intends this Section 8.13 to constitute, and this Section 8.13 shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
8.14REIT Status. Parent shall have elected to be taxed as a REIT for its taxable year ending December 31, 2013 and will at all times continue to operate in a manner to qualify for taxation as a REIT.
8.15Anti-Corruption Laws; Sanctions. Each of Parent, Borrower and each Loan Party shall conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption or anti-bribery legislation in other jurisdictions and with all applicable Sanctions having jurisdiction over Parent, Borrower or any other Loan Party. As soon as able, but in any event within six (6) months after the Closing Date, Borrower institute policies and procedures designed to promote and achieve compliance with Sanctions in all material respects and shall at all times thereafter maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions in all material respects.
IX.NEGATIVE COVENANTS. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any Unmatured Surviving Obligation) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
9.01Liens. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any Unencumbered Property, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens for Taxes, assessments and governmental charges and levies not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)(i) carriers’, warehousemen’s or other like Liens arising in the ordinary course of business which are (A) not overdue for a period of more than thirty (30) days, (B) do not materially and adversely affect the operation of such Unencumbered Property, or (C) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; and (ii) mechanics’ and materialmen’s Liens arising in the ordinary course of business in an aggregate amount (as to all such Liens) not exceeding $1,000,000, which are (A) not then being enforced in a pending civil action to foreclose unless any such Lien has been removed from the applicable Unencumbered Property by the filing of an appropriate bond in accordance with the California Civil Code, (B) do not materially and adversely affect the operation of such Unencumbered Property, or (C) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(e)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions, and other similar encumbrances affecting any Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of such Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(g)the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;
(h)Liens on property where Parent, Borrower or any other member of the Consolidated Group is insured against such Liens by title insurance;
(i)tenant leases and other interests of lessees and lessors under leases of real property made in the ordinary course of business; and
(j)Liens securing judgments and attachments not constituting an Event of Default under Section 10.01(h).
9.02Fundamental Changes. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one (1) transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:
(a)any Subsidiary may merge or consolidate with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one (1) or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the continuing or surviving Person shall be or become a Subsidiary Guarantor;
(b)any Subsidiary may dissolve or liquidate into (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) another Subsidiary; provided that when any Subsidiary Guarantor is dissolving or liquidating into another Subsidiary, the continuing or surviving Person shall be or become a Subsidiary Guarantor;
(c)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be Borrower or a Subsidiary Guarantor;
(d)Borrower or any Subsidiary may merge or consolidate with any Person that is not a member of the Consolidated Group so long as: (i) after giving effect to such merger or consolidation, no Default has occurred and is continuing; (ii) if such merger or consolidation is with Borrower, then Borrower shall be the continuing or surviving Person; and (iii) if such merger or consolidation is with a Subsidiary Guarantor, then the continuing or surviving Person shall be or become a Subsidiary Guarantor; and
(e)any Subsidiary may Dispose of all or substantially all of its assets in a Disposition permitted pursuant to Section 9.03 (other than Section 9.03(f)).
Notwithstanding the foregoing, (i) any Subsidiary that is not a Subsidiary Guarantor may merge or consolidate with, or liquidate or dissolve into, or Dispose of all or substantially of its assets to, any other Subsidiary that is not a Subsidiary Guarantor whether or not a Default exists before or after giving effect to such merger, consolidation, liquidation, dissolution or Disposition, and (ii) nothing in this Section 9.02 will prohibit or restrict the entry into a Permitted Warrant Transaction by Parent or its Subsidiaries.
9.03Dispositions. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)Dispositions in the ordinary course of business;
(c)Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by any Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be Borrower or a Subsidiary Guarantor;
(e)Dispositions of Properties so long as no Default exists or would immediately result therefrom; and
(f)Dispositions permitted by Section 9.02 (other than Section 9.02(e)).
9.04Restricted Payments. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(a)each Subsidiary may make Restricted Payments to Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)each member of the Consolidated Group may declare and make dividend payments or other distributions, and may make other Restricted Payments, in each case payable solely in the common stock or other common Equity Interests of such Person or of Parent;

(c)so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom, each member of the Consolidated Group may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from an issue of new shares of its common stock or other Equity Interests within ninety (90) days before such Restricted Payment;
(d)so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom, Borrower and Parent may make Restricted Payments to the holders of their respective Equity Interests; provided that to the extent a Default is then-existing or would result from the making of such Restricted Payment by Parent, Borrower may only make Restricted Payments to Parent and, to the extent corresponding distributions to other holders of its Equity Interests are required by its Organization Documents, to such other holders of Equity Interests, in amounts sufficient to permit Parent to make, and Parent may make, Restricted Payments in the minimum amount required in order for Parent to (i) maintain its REIT status and (ii) avoid the payment of federal or state income or excise tax notwithstanding the preceding clause, without the prior written consent of the Required Lenders, to the extent a Default specified in Sections 10.01(f) or 10.01(g) or a Default that has resulted in Administrative Agent exercising its remedies under Section 10.02(b) is then-existing or would result from the making of such Restricted Payment by Parent, no Restricted Payments shall otherwise permitted under this clause (d);
(e)any member of the Consolidated Group may make non-cash Restricted Payments in connection with employee, trustee and director stock option plans or similar employee, trustee and director incentive arrangements; and
(f)so long as no Default shall have occurred and be continuing at the time thereof or would result therefrom, with respect to an equity award granted pursuant to an equity incentive compensation plan to any current or former director, employee, independent contractor or other service provider, in each case, of any of Parent, Borrower or Subsidiary thereof, (i) the withholding of Equity Interests to satisfy any applicable withholding Tax obligations and/or exercise or purchase price, (ii) the repurchase or acquisition by Parent or Borrower of such entity’s Equity Interests or (iii) the grant, award, modification or payment of any such equity award.
9.05Change in Nature of Business. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the date hereof or any business substantially related or incidental thereto.
9.06Transactions with Affiliates. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, enter into any transaction of any kind with any Affiliate of a member of the Consolidated Group, whether or not in the ordinary course of business; provided that the foregoing shall not apply to:
(a)any transaction in the ordinary course of business (i) on fair and reasonable terms substantially as favorable to such member of the Consolidated Group as would be obtainable by such member of the Consolidated Group at the time in a comparable arm’s length transaction with a Person other than an Affiliate or (ii) that comply with the requirements of the North

America Security Administrators Association’s Statement of Policy of Real Estate Investment Trusts;
(b)payments to or from such Affiliates under leases of commercial space on market terms;
(c)payment of fees under asset or property management agreements under terms and conditions available from qualified management companies;
(d)Investments by members of the Consolidated Group in Unconsolidated Affiliates otherwise permitted pursuant to this Agreement;
(e)payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business;
(f)transactions that are disclosed to the board of directors of the Borrower and expressly authorized by a resolution of the board of directors of the Borrower which is approved by a majority of the directors not having an interest in the transaction;
(g)employment and severance arrangements between Parent or any other member of the Consolidated Group and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;
(h)transactions between members of the Consolidated Group otherwise permitted (or not prohibited) hereunder; and
(i)Restricted Payments permitted under Section 9.04.
9.07Burdensome Agreements. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, enter into or permit to exist any Contractual Obligation (other than the Loan Documents) that (a) constitutes a Negative Pledge with respect to any Unencumbered Property or the Equity Interests in any member of the Consolidated Group (other than Borrower) that directly owns an Unencumbered Property, or (b) limits the ability of any member of the Consolidated Group to transfer ownership of any Unencumbered Property or the Equity Interests in any member of the Consolidated Group (other than Borrower) that directly owns an Unencumbered Property.
9.08Use of Proceeds. Each of Parent and Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
9.09Amendments of Organization Documents. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, amend any of its Organization Documents in any manner that would adversely affect any Loan Party’s ability to pay its Obligations hereunder or materially and adversely impairs any rights or remedies of Administrative Agent or any Lender under the Loan Documents or applicable Laws.
9.10Accounting Changes. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, make any change in fiscal year.

9.11Sanctions. Each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, directly or indirectly, use the proceeds of any Credit Extension or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.
9.12Financial Covenants. Each of Parent and Borrower shall not:
(a)Maximum Leverage Ratio. Permit the Leverage Ratio, as of the last day of any fiscal quarter of Parent, to exceed sixty percent (60%); provided that for the four (4) consecutive quarters following any Significant Acquisition, the Leverage Ratio may exceed sixty percent (60%), but it may not exceed sixty-five percent (65%).
(b)Maximum Secured Leverage Ratio. Permit Total Secured Debt, as of the last day of any fiscal quarter of Parent, to be greater than forty-five percent (45%) of Total Asset Value; provided that for the four (4) consecutive quarters following any Significant Acquisition, Total Secured Debt may exceed forty-five percent (45%) of Total Asset Value, but it may not exceed fifty percent (50%). Notwithstanding the foregoing, each of Parent and Borrower shall not, and shall not permit any other member of the Consolidated Group to, secure any Indebtedness outstanding under or pursuant to any Pari Passu Facility or any Material Credit Facility unless and until the Obligations (including the Guaranties) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to Administrative Agent in substance and in form including an intercreditor agreement and opinions of counsel to Parent, Borrower and/or any other members of the Consolidated Group, as the case may be, in a form that is reasonably acceptable to Administrative Agent.
(c)Minimum Fixed Charge Coverage Ratio. Permit the ratio of (i) Adjusted EBITDA to (ii) Fixed Charges for the Calculation Period ending as of the last day of any fiscal quarter of Parent, to be less than 1.50 to 1.0.
(d)Unsecured Leverage Ratio. Permit Total Unsecured Debt, as of the last day of any fiscal quarter of Parent, to be greater than sixty percent (60%) of Unencumbered Asset Value as of such day; provided that for the four (4) consecutive quarters following any Significant Acquisition, Total Unsecured Debt may exceed sixty percent (60%), but it may not exceed sixty-five percent (65%).
(e)Unencumbered Interest Coverage Ratio. Permit the Unencumbered Interest Coverage Ratio for the Calculation Period ending as of the last day of any fiscal quarter of Parent to be less than 1.75 to 1.0.
9.13ERISA Compliance. No Loan Party shall take any action that would cause its underlying assets to constitute Plan Assets.
9.14Anti-Corruption Laws. No Loan Party shall directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar applicable anti-corruption or anti-bribery legislation in other jurisdictions which have jurisdiction over the Loan Parties.

X.EVENTS OF DEFAULT AND REMEDIES.
10.01Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):
(a)Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any member of the Consolidated Group fails to perform or observe any term, covenant or agreement contained in any of Section 8.01, 8.02, 8.03, 8.05(a) (as it relates to any Loan Party), 8.10 or 8.11 or Article IX; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days, or if such failure is capable of cure but not within thirty (30) days, such longer period (but in no event to exceed an additional thirty (30) days) as may be reasonably necessary to cure such failure so long as such Loan Party commences such cure within the initial thirty (30) days and Administrative Agent is satisfied that such Loan Party is diligently pursuing such cure; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of any materiality qualifiers therein) when made or deemed made; or
(e)Cross-Default. (i) any member of the Consolidated Group (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000,000, either individually or in the aggregate, with respect to Recourse Debt, and such failure continues after the expiration of any applicable period of grace or notice, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any member of the Consolidated Group is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any member of the Consolidated

Group is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such member of the Consolidated Group as a result thereof is greater than $100,000,000, provided, that, for the avoidance of doubt, none of the following events will, in and of themselves, be a Default or Event of Default under this Section 10.01(e): (x) the occurrence of any customary event or condition that vests the right of any holder of Permitted Convertible Indebtedness to submit any Permitted Convertible Indebtedness for conversion, exchange or exercise in accordance with its terms; (y) any actual conversion, exchange or exercise of any Permitted Convertible Indebtedness in accordance with its terms; or (z) the calling of any Permitted Convertible Indebtedness for redemption in accordance with its terms, in each case of the foregoing clauses (x), (y) and (z), so long as such occurrence or other event does not arise in connection with any breach or violation of the terms of any Permitted Convertible Indebtedness; or
(f)Insolvency Proceedings, Etc. Any member of the Consolidated Group (other than Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any member of the Consolidated Group (other than Immaterial Subsidiaries) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied in an aggregate amount (as to all such writs, warrants or process) exceeding $5,000,000 against all or any material part of the property of any such Person and remains unreleased, unvacated or not fully bonded for a period of sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against any member of the Consolidated Group and remains outstanding (i) one (1) or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one (1) or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result, individually or in the aggregate with any other ERISA Event, in liability of any member of the Consolidated Group under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by Administrative Agent or any Lender which does not arise from a breach by a Credit Party of its obligations under the Loan Documents or satisfaction in full of all the Obligations (other than Unmatured Surviving Obligations), ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document (other than in accordance with its terms); or
(k)Change of Control. There occurs any Change of Control; or
(l)REIT Status. Parent ceases to be treated as a REIT in any taxable year; or
(m)Stock Exchange Listing. Parent’s common Equity Interests shall cease to be traded on the New York Stock Exchange, NASDAQ, or other nationally recognized exchange reasonably acceptable to Required Lenders.
10.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;
(c)require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and L/C Issuers all rights and remedies available to it, the Lenders and L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.
10.03Application of Funds. After the exercise of remedies provided for in Section 10.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers (including the reasonable allocated cost of internal counsel) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and L/C Borrowings and (ii) breakage, termination or other payments due under any Swap Contract (that relates solely to the Obligations) between any Loan Party and Administrative Agent, any Lender or any Affiliate of Administrative Agent or a Lender, ratably among the Lenders, the applicable Affiliates (with respect to clause (ii)) and L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law;
provided that Excluded Swap Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth in this Section 10.03. Subject to Sections 2.03 and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
XI.ADMINISTRATIVE AGENT.
11.01Appointment and Authority. Each of the Lenders and L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and L/C Issuers, and except for any provision which provides specific rights to Borrower or any other Loan Party, neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
11.02Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary thereof or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.
11.03Exculpatory Provisions. Administrative Agent or Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent or Arranger, as applicable:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained by or in the possession of, Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent herein;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.01 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. Administrative Agent shall not be deemed to have knowledge of any Default, unless and until notice describing such Default is given in writing to Administrative Agent by Borrower, a Lender or an L/C Issuer; and
(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
11.04Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.05Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one (1) or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
11.06Resignation of Administrative Agent.
(a)Administrative Agent may at any time give notice of its resignation to the Lenders, L/C Issuers and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower and subject to Borrower’s approval (such approval not to be unreasonably withheld, delayed or conditioned) so long as no Event of Default exists, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Required Lenders, shall have been approved by Borrower (so long as no Event of Default exists and pursuant to the requirements above) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower and subject to Borrower’s approval (such approval not to be unreasonably withheld, delayed or conditioned) so long as no Event of Default exists, appoint a successor. If no such successor shall have been so appointed by Required Lenders, shall have been approved by Borrower (so long as no Event of Default exists and pursuant to the requirements above) and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 12.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section 11.06 shall also constitute its resignation as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Daily SOFR Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
11.07Non-Reliance on Administrative Agent, Arranger and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of Administrative Agent, Sustainability Structuring Agent, nor Arranger has made any representation or warranty to it, and that no act by Administrative Agent or Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent, Sustainability Structuring Agent or Arranger to any Lender or each L/C Issuer as to any matter, including whether Administrative Agent, Sustainability Structuring Agent or Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to Administrative Agent, Sustainability Structuring Agent and Arranger that it has, independently and without reliance upon Administrative Agent, Sustainability Structuring Agent, Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent, Sustainability Structuring Agent, Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
11.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent, Sustainability Structuring Agent or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or L/C Issuer hereunder.
11.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, L/C Issuers and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, L/C Issuers and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, L/C Issuers and Administrative Agent under Sections 2.03(i), 2.03(j), 2.08 and 12.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and L/C Issuers, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.08 and 12.04.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
11.10Guaranty Matters. The Lenders and L/C Issuers irrevocably authorize Administrative Agent, and Administrative Agent hereby agrees for the benefit of the Loan Parties, to release any Subsidiary Guarantor from its obligations under its Subsidiary Guaranty if such Subsidiary ceases to be required to be a Subsidiary Guarantor pursuant to the terms of this Agreement. Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under its Subsidiary Guaranty pursuant to this Section 11.10.

11.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one (1) of the following is and will be true:
(i)such Lender is not using Plan Assets with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one (1) or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
11.12Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
11.13Sustainability Matters. Each party hereto hereby agrees that neither Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by Parent or Borrower of any Sustainability Facility Fee Adjustment or any Sustainability Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and Administrative Agent may rely conclusively on any such certificate, without further inquiry).
XII.MISCELLANEOUS.
12.01Amendments, Etc.: Subject to Section 3.03 and the last paragraph of this Section 12.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders (or Administrative Agent with the consent of the Required Lenders) and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 6.01 (other than Section 6.01(c)) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.02) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) amend any financial covenant in the Loan Documents including Section 9.12 (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable under the Loan Documents);
(e)change or have the effect of changing (i) Section 10.03 or Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby; or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(c) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is a Term Facility, each Term Lender under such Term Facility and (B) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender;
(f)subordinate, or have the effect of subordinating, the Obligations of Borrower hereunder to any other Recourse Debt of Borrower without the written consent of each Lender directly affected thereby;
(g)change (i) any provision of this Section 12.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or (ii) the definition of “Required Revolving Lenders”, “Required Term A-1 Lenders” or “Required Term A-2 Lenders” without the written consent of each Lender under the applicable Facility;
(h)release Parent from the Guaranty provided by Parent, without the written consent of each Lender;
(i)release all or substantially all of the value of any Subsidiary Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 11.10 (in which case such release may be made by Administrative Agent acting alone); or
(j)change any provision of Section 2.16(a)(ii) without the written consent of each Lender directly affected thereby;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by L/C Issuers in addition to the Lenders required above, affect the rights or duties of L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Notwithstanding anything to the contrary herein:
(i)no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;
(ii)Administrative Agent and Borrower may, with the consent of the other (but without the consent of any other Person), amend, modify or supplement any Loan Document to (A) correct, amend or cure any ambiguity, inconsistency, omission, mistake or defect or correct any obvious error or any error or omission of an administrative or technical nature so long as such amendment, modification or supplement does not impose additional obligations on any Lender; provided that Administrative Agent shall promptly give the Lenders notice of, and provide to the Lenders a copy of, any such amendment, modification or supplement, and (B) this Agreement may be amended and restated without the consent of any Lender (but with the consent of Borrower and Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, and such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; and
(iii)this Agreement may be amended with the written consent of Administrative Agent (without the consent of any Lender) and Borrower (A) to add one (1) or more additional term loan facilities to this Agreement subject to the limitations in Section 2.14 and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing Facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing Facilities hereunder, and (B) in connection with the foregoing, to permit, as deemed appropriate by Administrative Agent, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by Required Lenders or by any other number, percentage or class of Lenders hereunder.
12.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to Borrower, Administrative Agent or L/C Issuers, to the address, electronic mail address or telephone number specified for such Person on Schedule 12.02; and

(ii)if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent, any L/C Issuer or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of Borrower, Administrative Agent and each L/C Issuer may change its address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities Laws.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders. Administrative Agent, L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Person. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
12.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 10.02 for the benefit of all the Lenders and L/C Issuers; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 10.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.
12.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. Borrower shall pay (i) all reasonable and documented direct, out of pocket third party expenses incurred by Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of a single counsel taken as a whole, and, if applicable, one local counsel in each material jurisdiction, for Administrative Agent and its Affiliates) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented direct, out of pocket third party expenses incurred by L/C Issuers in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented direct, out of pocket third party expenses incurred by Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of one counsel for Administrative Agent, the Lenders and the L/C Issuers, taken as a whole, and, if applicable, one local counsel (in absence of conflicts) in each material jurisdiction), in connection with the enforcement or protection of the rights (A) in connection with this Agreement and the other Loan Documents, including the rights of Administrative Agent, Lenders and any L/C Issuer under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by Loan Parties. Each Loan Party shall indemnify Administrative Agent (and any sub-agent thereof), Sustainability Structuring Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, disbursements and other charges of a single counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and in the case of an actual or perceived conflict of interest, additional counsel in each relevant jurisdiction to the affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any member of the Consolidated Group, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any member of the Consolidated Group, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee, (B) a material breach of this Agreement in bad faith by such Indemnitee or (C) a claim not involving an act or omission of Parent, Borrower or any of their respective Subsidiaries that is brought by one Indemnitee against another Indemnitee (other than an Arranger or Administrative Agent acting in their capacity as such). Without limiting the provisions of Section 3.01(d), this Section 12.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against Administrative Agent, any L/C Issuer, Sustainability Structuring Agent, any Lender or any Related Party (each, an “Arranger/Lender Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Arranger/Lender Related Person referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Arranger/Lender Related Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Arranger/Lender Related Person as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 12.04 and the indemnity provisions of Section 12.02(e) shall survive the resignation of Administrative Agent and L/C Issuers, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
12.05Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, any L/C Issuer or any Lender, or Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
12.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor Parent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 12.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 12.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 12.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 12.06 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one (1) or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 12.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in Section 12.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations under separate Facilities on a non-pro-rata-basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 12.06 and, in addition:
(A)the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender (other than a Defaulting Lender), an Affiliate of a Lender (other than a Defaulting Lender) or an Approved Fund with respect to such Lender; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment or Term Commitment if such assignment is to a Person that is not a Lender (to the extent such Lender is not a Defaulting Lender) with a Commitment in respect of the applicable Facility, an Affiliate of such Lender (to the extent such Lender is not a Defaulting Lender) or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Commitment if such assignment is to a Person that is not a Lender (to the extent such Lender is not a Defaulting Lender) with a Revolving Credit Commitment, an Affiliate of such a Lender (to the extent such Lender is not a Defaulting Lender) or an Approved Fund with respect to such a Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire, and the tax forms required in Section 3.01(g).
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any member of the Consolidated Group, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, any L/C Issuer, any

Lender or Borrower hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 12.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for Tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one (1) or more natural Persons, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this

Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.01 that affects such Participant. Subject to subsection (b) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of, and be subject to the obligations in, Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 12.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or after Assignment.

(i)If an L/C Issuer assigns a portion of its Revolving Credit Commitment (as a Revolving Credit Lender) pursuant to this Section 12.06 and, after giving effect thereto, such L/C Issuer’s L/C Commitment exceeds its Revolving Credit Commitment (as a Revolving Credit Lender), then such L/C Issuer’s L/C Commitment shall automatically be reduced to the greater of (A) the amount of its Revolving Credit Commitment (as a Revolving Credit Lender) and (B) the Outstanding Amount of all Letters of Credit issued by such L/C Issuer at the time of such assignment. Such L/C Issuer’s L/C Commitment shall be further reduced by the amount of each Letter of Credit issued by such L/C Issuer that terminates or expires in accordance with its terms after such assignment until such time as such L/C Issuer’s L/C Commitment is equal to its Revolving Credit Commitment (as a Revolving Credit Lender).
(ii)Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Revolving Credit Commitment and Loans pursuant to subsection (b) above, such L/C Issuer may, (i) upon thirty (30) days’ notice to Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of the applicable L/C Issuer as L/C Issuer. If the applicable L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Daily SOFR Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer and, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (y) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring L/C Issuer to effectively assume the obligations of the applicable retiring L/C Issuer with respect to such Letters of Credit.
12.07Treatment of Certain Information; Confidentiality. Each of Administrative Agent, the Lenders and L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and shall either have a legal obligation or shall agree to keep such information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (iii) to any credit insurer to the extent required by a potential or actual insurer in connection with providing insurance, (h) with the prior written consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 12.07 or (y) becomes available to Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from Parent or any Subsidiary relating to Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by Parent or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this Section 12.07 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”), without notice to any other Person, to the extent that any such prohibition on disclosure set forth in this Section 12.07 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Each of Administrative Agent, the Lenders and L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Parent or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
12.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
12.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
12.10Integration; Effectiveness. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than Unmatured Surviving Obligations) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
12.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 12.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent or any L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.
12.13Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights (other than its exiting rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)Borrower shall have paid, or caused to be paid, to Administrative Agent the assignment fee specified in Section 12.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 12.13 may be effected pursuant to an Assignment and Assumption executed by Borrower, Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 12.13 to the contrary, (i) the Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Lender (including the furnishing of a backstop letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 11.06.
12.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. PARENT, BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST PARENT, BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 12.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
12.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.15.
12.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by Administrative Agent and Arrangers, and the Lenders are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one (1) hand, and Administrative Agent and Arrangers, and the Lenders, on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, any Arranger nor any Lender has any obligation to Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, any Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and neither Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Administrative Agent and any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

12.17Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of Administrative Agent and the Credit Parties agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent and/or an L/C Issuer has agreed to accept such Electronic Signature, Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Neither Administrative Agent nor any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Administrative Agent’s or the applicable L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Administrative Agent and each L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
12.18USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. Borrower shall, and shall cause all other Loan Parties to, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
12.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any L/C Issuer that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
12.20Restatement of Existing Credit Agreement. The parties hereto agree that as of the Closing Date: (i) the Obligations hereunder represent the amendment, restatement, extension, and consolidation, but not the novation, of the “Obligations” under the Existing Credit Agreement; (ii) this Agreement amends, restates, supersedes, and replaces the Existing Credit Agreement in its entirety; and (iii) any Guaranty executed pursuant to this Agreement amends, restates, supersedes, and replaces the “Guaranty” executed pursuant to the Existing Credit Agreement. On the Closing Date, (A) the commitment of any “Lender” under the Existing Credit Agreement that is not continuing as a Lender hereunder shall terminate, and (B) Administrative Agent shall reallocate the Commitments hereunder to reflect the terms hereof.
12.21Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 12.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
12.22Time of the Essence. Time is of the essence of the Loan Documents.
12.23ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation
its General Partner

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

By:	/s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: Chief Financial Officer

PARENT:

REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation,

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

By:	/s/ Michael Fitzmaurice
Name: Michael Fitzmaurice
Title: Chief Financial Officer

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Teresa Weirath
Teresa Weirath, Vice President

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

LENDERS:

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By:	/s/ Helen Chan
Helen Chan, Vice President

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By:	/s/ Cody A. Canafax
Name: Cody A. Canafax
Title: Executive Director

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

BMO BANK, N.A., as a Lender

By:	/s/ Rebecca Liu Chabanon
Rebecca Liu Chabanon
Director

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

BNP PARIBAS, as a Lender

By:	/s/ James Goodall
Name: James Goodall
Title: Managing Director

By:	/s/ Kyle Fitzpatrick
Name: Kyle Fitzpatrick
Title: Director

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jessica W. Phillips
Jessica W. Phillips
Authorized Signatory

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

CITIZENS BANK, N.A., as a Lender

By:	/s/ Kerri Colwell
Kerri Colwell, Senior Vice President

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory
Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna Demagistris
Donna Demagistris
Managing Director
Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David C. Drouillard
David C. Drouillard, Senior Vice President

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

REGIONS BANK, as a Lender

By:	/s/ Katie Gifford
Katie Gifford, Vice President

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

SCOTIA FINANCING (USA) LLC, as a Lender

By:	/s/ David Dewar
David Dewar, Director

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
David Dewar, Director

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

TRUIST BANK, as a Lender

By:	/s/ C, Vincent Hughes, Jr.
C, Vincent Hughes, Jr.
Director
Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew K. Mains
Matthew K. Mains
Senior Vice President
Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Cristina Johnnie
Name: Cristina Johnnie
Title: Executive Director

Signature Page to Fifth Amended and Restated Credit Agreement
(Rexford Industrial Realty, L.P.)